MASTER REPURCHASE AGREEMENT

Among:

DB STRUCTURED PRODUCTS, INC., as Buyer
ASPEN FUNDING CORP., as Buyer
NEWPORT FUNDING CORP., as Buyer

NEW YORK MORTGAGE TRUST, INC., as Guarantor

And

NYMC LOAN CORPORATION, as Seller

Dated as of December 13, 2005

TABLE OF CONTENTS

1.	APPLICABILITY	1
2.	DEFINITIONS AND INTERPRETATION	1
3.	THE TRANSACTIONS	17
4.	CONFIRMATIONS	18
5.	PAYMENT AND TRANSFER	18
6.	MARGIN MAINTENANCE	18
7.	INCOME PAYMENTS	19
8.	TAXES; TAX TREATMENT	19
9.	SECURITY INTEREST; BUYERS’ APPOINTMENT AS ATTORNEY-IN-FACT	20
10.	CONDITIONS PRECEDENT	22
11.	RELEASE OF PURCHASED LOANS	25
12.	RELIANCE	25
13.	REPRESENTATIONS AND WARRANTIES	25
14.	COVENANTS OF SELLER AND GUARANTOR	28
15.	REPURCHASE DATE PAYMENTS/COLLECTIONS	33
16.	REPURCHASE OF PURCHASED LOANS; CHANGE OF LAW	34
17.	SUBSTITUTION	34
18.	REPURCHASE TRANSACTIONS	35
19.	EVENTS OF DEFAULT	35
20.	REMEDIES	39
21.	DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE	41
22.	USE OF EMPLOYEE PLAN ASSETS	41
23.	INDEMNITY	41
24.	WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS	43
25.	REIMBURSEMENT; SET-OFF	43
26.	FURTHER ASSURANCES	44
27.	ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION	44
28.	TERMINATION	44
29.	ASSIGNMENT	44
30.	AMENDMENTS, ETC.	45
31.	SEVERABILITY	45
32.	BINDING EFFECT; GOVERNING LAW	45
33.	WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS	45
34.	SINGLE AGREEMENT	46
35.	INTENT	46
36.	NOTICES AND OTHER COMMUNICATIONS	46
37.	CONFIDENTIALITY	47
38.	DUE DILIGENCE	48
39.	NO PROCEEDINGS	48

EXHIBITS

EXHIBIT A-1	MONTHLY CERTIFICATION
EXHIBIT A-2	QUARTERLY CERTIFICATION
EXHIBIT B-1	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS OTHER THAN SMALL BALANCE COMMERCIAL LOANS

EXHIBIT B-2	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS THAT ARE SMALL BALANCE COMMERCIAL LOANS
EXHIBIT C	ACQUISITION GUIDELINES
EXHIBIT D	UNDERWRITING GUIDELINES
EXHIBIT E	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F	LITIGATION
EXHIBIT G	THIRD PARTY GUIDELINES

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MASTER REPURCHASE AGREEMENT

Dated as of December 13, 2005

AMONG:

DB STRUCTURED PRODUCTS, INC. (“DBSP”), ASPEN FUNDING CORP. (“Aspen”), NEWPORT FUNDING CORP. (“Newport” and collectively with DBSP and Aspen, the “Buyers” and individually, a “Buyer,” which term shall include any “Principal” as defined and provided for in Annex I), or as agent pursuant hereto (“Agent”),

NEW YORK MORTGAGE TRUST, INC. (“Guarantor”), and

NYMC LOAN CORPORATION (“Seller”).

1. APPLICABILITY

The Buyers may, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to the related Buyer Eligible Loans against the transfer of funds by the related Buyer, with a simultaneous agreement by the related Buyer to transfer to Seller such Purchased Loans at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction”, and, unless otherwise agreed in writing, shall be governed by this Agreement.

2. DEFINITIONS AND INTERPRETATION

(a) Defined Terms.

“Accepted Servicing Practices” means with respect to any Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae servicing guides including future updates.

“Acquisition Guidelines” means (i) NYMC’s loan acquisition guidelines set forth on Exhibit C in effect as of the date of this Agreement and which have been approved in writing by Buyers, and (ii) certain acquisition guidelines of third parties listed in Exhibit G hereof in accordance with which NYMC acquires Loans, all as the same may be amended from time to time in accordance with terms of this Agreement.

“Additional Purchased Loans” shall have the meaning assigned thereto in Section 6(a) hereof.

“Adjustable Rate Mortgage Loan” means a Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjusted Tangible Net Worth” means consolidated Net Worth plus Approved Subordinated Debt less goodwill, intangible assets and intercompany/interaffiliate receivables (each calculated in accordance with GAAP).

“Adjustment Date” means with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Loan is adjusted in accordance with the terms of the Note.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the meaning of “control”.

“Agent” means any Buyer or any successor.

“Aggregation Transaction” shall mean the sale to Buyers of Aggregation Mortgage Loans hereunder.

“Aggregation Mortgage Loan” shall mean a Mortgage Loan sold to Buyers that Seller intends to repurchase and sell into an affiliated securitization vehicle.

“Agreement” means this Master Repurchase Agreement (including all exhibits, schedules and other addenda thereto), as supplemented by the Pricing Side Letter, as it may be amended, further supplemented or otherwise modified from time to time.

“ALTA” means the American Land Title Association.

“Alt-A Loan” means a Loan that satisfies the guidelines for such loans set forth in the Underwriting Guidelines.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Loan as the value of the Mortgaged Property.

“Approved Subordinated Debt” means (a) all debt of Guarantor or any of its consolidated Subsidiaries to any Person that is effectively subordinated in right of payment to all present and future Obligations either (1) under a subordination of debt agreement on the form prescribed by Buyers or (2) otherwise on terms acceptable to Buyers, and (b) debt covenants and conditions of Guarantor or such Subsidiary that are not more restrictive or onerous than the covenants and conditions imposed on Guarantor or such Subsidiary under Section 14(g)(ii) herein..

“Approved Title Insurance Company” shall mean a title insurance company that has not been disapproved by Buyers in their sole discretion in a written notice to the Custodian by the Buyer.

“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyers.

“Assignment of the Note and Pledge Agreement” means with respect to a Cooperative Loan, an assignment of the Note and Pledge Agreement.

“Assignment of the Proprietary Lease” means with respect to a Cooperative Loan, an assignment of the Proprietary Lease.

“Balloon Loan” means, with respect to a Loan, a final Monthly Payment that is significantly larger than the other scheduled Monthly Payments in respect of such Loan.

“Breakage Costs” shall have the meaning assigned thereto in Section 3(d) herein.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

“Cash Equivalents” shall mean any of the following: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change in Control” shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of Guarantor at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Buyers (or any Affiliate of a Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Closed End Second Lien Loan” means a closed-end Second Lien Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning assigned thereto in Section 9 hereof.

“Collection Account” means the following account established by the Seller in accordance with Section 14(w) for the benefit of the Buyers, “DB Structured Products, Inc., Aspen Funding Corp., and Newport Funding Corp. - P&I account - Account # 723207.1”.

“Combined Loan-to-Value Ratio” or “CLTV” means with respect to any First Lien Mortgage Loan or Second Lien Mortgage Loan, the sum of the original principal balance of such First Lien Mortgage Loan or Second Lien Mortgage Loan, as applicable, at the time of origination and the outstanding principal balance of any related first lien loan or second lien loan, as applicable as of the date of origination of such First Lien Mortgage Loan or Second Lien Mortgage Loan, as applicable, divided by the lesser of (a) the Appraised Value of the related Mortgage Property as of the date of origination of such First Lien Mortgage Loan or Second Lien Mortgage Loan, as applicable and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such First Lien Mortgage Loan or Second Lien Mortgage Loan, as applicable, the purchase price of such Mortgaged Property.

“Commercial Paper Notes” shall mean the short-term promissory notes issued by Aspen or Newport having an original term to maturity of 270 days or less (including the date of issuance thereof).

“Computer Tape” means a computer tape or other electronic medium generated by or on behalf of Seller and delivered or transmitted to Buyers and Custodian which provides information relating to the Purchased Loans, including the information set forth in the Loan Schedule and the information set forth on Annex 1 to the Disbursement Agreement, in a format acceptable to Buyers.

“Confirmation” shall have the meaning assigned thereto in Section 4 hereof.

“Conforming Mortgage Loan” means a Loan which is insured by, and meets all criteria of and is approved through the Underwriting Systems of, Fannie Mae, Freddie Mac, the FHA or the Department of Veterans Affairs which is secured by a first lien on the related Mortgaged Property.

“Consent” shall mean a document executed by the Cooperative (i) consenting to the sale of the Cooperative Apartment to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Apartment have been paid.

“Cooperative” shall mean the private, non profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

“Cooperative Apartment” shall mean the specific dwelling unit relating to a Cooperative Loan.

“Cooperative Lien Search” shall mean a search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Mortgagor if the Cooperative Loan is a Refinanced Loan, (b) filings of Financing Statements and (c) the deed of the Project into the Cooperative.

“Cooperative Loan” shall mean a Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

“Cooperative Shares” shall mean the shares of stock issued by the Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment and represented by a Stock Certificate.

“Coop Pledge Agreement” shall mean the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

“Custodial Agreement” means the Custodial Agreement dated as of December 13, 2005 among Seller, Buyer, Guarantor, and Custodian as the same may be amended, modified or supplemented from time to time.

“Custodian” means LaSalle Bank National Association, or its successors and permitted assigns.

“DBSI” means Deutsche Bank Securities Inc. and any successor thereto.

“Default” means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

“Default Rate” means, as of any date of determination, the lesser of (i) the Prime Rate plus 2% and (ii) the maximum rate permitted by applicable law. The Default Rate is calculated on the basis of a 360-day year and the actual number of days elapsed between the date of Default and the date of determination.

“Delinquent” means, with respect to a Loan, that a monthly payment due thereon is not made by the close of business on the Due Date.

“Delinquent Loan” means any 30-Day Delinquent Loan, 60-Day Delinquent Loan, or 90-Day Delinquent Loan.

“Disbursement Agent” means Deutsche Bank National Trust Company, or its successors and permitted assigns.

“Disbursement Agreement” means the disbursement agreement dated as of December 13, 2005 among Seller, Buyers, Guarantor and the Disbursement Agent.

“Dollars” or “$” means, unless otherwise expressly stated, means lawful money of the United States of America.

“Dry Mortgage Loan” shall mean a first lien or a second lien Loan which is underwritten in accordance with the Underwriting Guidelines which Mortgage File contains all required Mortgage Loan Documents.

“Due Date” means the day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

“Effective Date” shall mean the date set forth on the top of the first page of this Agreement.

“Electronic Tracking Agreement” means the electronic tracking agreement dated as of December 13, 2005 among Buyers, Seller, NYMC, MERSCORP, Inc. and Mortgage Electronic Registration, Systems, Inc., in form and substance acceptable to Buyers to be entered into in the event that any of the Loans become MERS Designated Mortgage Loans as the same may be amended, modified or supplemented from time to time; provided that if no Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

“Electronic Transmission” means the delivery of information in an electronic format acceptable to the applicable recipient thereof. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires execution).

“Eligible Loan” means any Subprime Loan, Alt-A Loan, Conforming Loan, Jumbo Loan, Super Jumbo Loan, Small Balance Commercial Loan, 30-Day Delinquent Loan, 60-Day Delinquent Loan, 90-Day Delinquent Loan, Wet-Ink Subprime Loan, Wet-Ink Alt-A Loan, Wet-Ink Conforming Loan, Wet-Ink Jumbo Loan, Wet-Ink Super Jumbo Loan, Wet-Ink Small Balance Commercial Loan, Closed End Second Lien Loan or HELOC, that satisfies the criteria set forth in the definition of “Eligible Loan” in the Pricing Side Letter.

“Escrow Letter” means the escrow or closing letter from the Seller to the Settlement Agent in the form attached as Annex 17 to the Custodial Agreement

“Escrow Payments” means the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Note or Mortgage.

“Estoppel Letter” shall mean a document executed by the Cooperative certifying, with respect to a Cooperative Apartment, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Stock Certificate was registered in the Mortgagor’s name and the Cooperative has not been notified of any lien upon, pledge of, levy of execution on or disposition of such Stock Certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative have been paid.

“Event of Default” shall have the meaning assigned thereto in Section 19 hereof.

“Fannie Mae” means the Federal National Mortgage Association, and its successors in interest.

“FHA” means the Federal Housing Administration, an agency within HUD, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.

“FICO Score” means the credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores at the time of the origination of a Loan.

“Financing Statement” shall mean a financing statement in the form of a UCC 1 filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

“First Lien Mortgage Loan” means a Loan secured by a first priority lien on the related Mortgaged Property.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation, and its successors in interest.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Guarantor.

“Gross Margin” means with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Note and the Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Note to determine the new Mortgage Interest Rate for such Loan.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.

“Guarantor” means New York Mortgage Trust, Inc. and any successor thereto.

“Guaranty” means the Guaranty Agreement of Guarantor in favor of Buyers, dated as of December 13, 2005, as the same may be amended, modified or supplemented from time to time.

“Hedge Instrument” means any interest rate cap agreement, interest rate floor agreement, interest rate swap agreement or other interest rate hedging agreement entered into by the Seller or the Guarantor with a counterparty approved by the Buyers.

“HELOC” means an open end home equity line of credit secured by a first or second lien and underwritten in accordance with the Underwriting Guidelines.

“High Cost Loan” means a Loan that is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered”, “abusive”, “predatory” or “high risk” mortgage loan under any federal, state or local law, or similarly classified loan using different terminology under a law imposing heightened regulation scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees, or any other state or regulation providing assignee liability to holders of such mortgage loans, (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations, or (d) a “High Cost Loan” or “Covered Loan,” as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E.

“HUD” means the Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

“Income” means, with respect to any Purchased Loan at any time, any principal and/or interest thereon and all dividends, sale proceeds (including, without limitation, any proceeds from the securitization of such Purchased Loan or other disposition thereof) and other collections and distributions thereon (including, without limitation, any proceeds received in respect of mortgage insurance), but not including any commitment fees, origination fees and/or servicing fees accrued in respect of periods on or after the initial Purchase Date with respect to such Purchased Loan.

“Indebtedness” shall mean, for any Person: (a) all obligations for borrowed money (excluding non-recourse debt obligations); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others guaranteed on a recourse basis by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other contingent liabilities of such Person.

“Index” means with respect to each Adjustable Rate Mortgage Loan, the index identified on the related Loan Schedule and set forth in the related Note for the purpose of calculating the interest rate thereon.

“Insured Closing Letter” shall mean a letter of indemnification from an Approved Title Insurance Company addressed to Seller with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby. The Insured Closing Letter shall be either with respect to the individual Wet-Ink Mortgage Loan being purchased pursuant hereto or a blanket Insured Closing Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Wet-Ink Mortgage Loan takes place.

“Interest-Only Loan” means a Loan which, by its terms, requires the related Mortgagor to make monthly payments of only accrued interest for a certain period of time following origination. After such interest-only period, the loan terms provide that the Mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Loan will amortize fully on or prior to its final payment date.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

“Jumbo Loan” means a Loan that is secured by a first lien and meets all criteria of Fannie Mae or Freddie Mac, except that the outstanding principal balance thereof at origination was in excess of Fannie Mae or Freddie Mac’s guidelines.

“Lead Managed Aggregation Transaction” shall mean an Aggregation Transaction relating to a securitization with respect to which DBSP or an Affiliate thereof will be a lead manager or joint lead manager.

“LIBOR” shall mean, for each day, the rate determined by Buyers on the related Purchase Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/16%); provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyers in their sole discretion and communicated to Seller.

“Liquidity” shall mean Unrestricted Cash and mortgage backed securities which (i) have a rating by S&P of “AAA”, (ii) are free of all liens and encumbrances, and (iii) are on the balance sheet of the Guarantor.

“Loan” means (i) a first lien or second lien, fixed rate or adjustable rate, closed-end, wet or dry-funded, residential mortgage loan or home equity mortgage loan either originated in accordance with the Underwriting Guidelines or acquired in accordance with the Acquisition Guidelines and in each case, meets the representations and warranties attached as Exhibit B hereto and deemed by Buyers to be eligible for securitization in the normal course of business, (ii) such other type of loan, lease or other receivable as shall be agreed upon by the parties in writing, or (iii) any interest in, or secured by, any such loan, lease or other receivable.

“Loan Schedule” means the list of Loans delivered by Guarantor or Seller to the related Buyer and Custodian together with each Transaction Notice and attached by the Custodian to the related Trust Receipt. Each Loan Schedule (which shall also include a Computer Tape) shall set forth the following information with respect to each Loan: product description, purchased loan number, obligor name and address, principal balance, coupon, first payment date, last payment date, next payment due date, monthly payment, origination date, credit score, debt-to-income ratio, property type, property valuation, LTV, CLTV, loan purpose, owner occupancy, lien status, senior liens, subordinate liens, purchase price paid, selling entity, whether the loans are subject to prepayment charges, any other information required by the related Buyer and any other additional items to be delivered as set forth on Annex 1 to the Custodial Agreement.

“Loan-to-Value Ratio” or “LTV” means with respect to any Loan, the ratio of the outstanding principal amount of such Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Loan, the purchase price of the related Mortgaged Property.

“Manufactured Home” means a prefabricated or manufactured home a lien on which secures a Loan and which is considered and treated as “real property” under applicable law.

“Margin Call” shall have the meaning assigned thereto in Section 6(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 6(a) hereof.

“Market Value” means (i) with respect to any Purchased Loan that is an Eligible Loan, as of any date of determination, the value ascribed to such asset by the related Buyer in its sole discretion as marked to market daily, and (ii) with respect to a Purchased Loan that is not an Eligible Loan or a Purchased Loan that is deemed by the related Buyer to be unsecuritizable or otherwise uncollectible, zero.

“Master Loan Sale Agreement” means the Master Loan Sale Agreement, dated as of December 13, 2005 among NYMC and Seller, as the same may be amended, modified or supplemented from time to time.

“Material Adverse Change” means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person taken as a whole.

“Material Adverse Effect” means (a) a Material Adverse Change with respect to a Person or a Person and its Affiliates that are party to any Program Document taken as a whole; (b) a material impairment of the ability of a Person or any Affiliate thereof that is a party to any Program Document to perform its obligations under any Program Document; (c) an assertion in writing by a Person or a determination by a court or other Governmental Authority having appropriate jurisdiction or authority that any Program Document is not legal, valid, binding or enforceable against a party to any Program Document; or (d) a material adverse effect upon the value or marketability of a material portion of the Purchased Loans.

“Maximum Aggregate Purchase Price” means Three Hundred Million Dollars ($300,000,000).

“Maximum Mortgage Interest Rate” means with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

“MERS” shall have the meaning assigned thereto in the Custodial Agreement.

“MERS Designated Mortgage Loan” shall have the meaning assigned thereto in the Custodial Agreement.

“Monthly Payment” means with respect to any Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

“Mortgage” means a mortgage, deed of trust, or other instrument that creates a lien on the related Mortgaged Property and secures a Note.

“Mortgage File” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Identification Number” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgage Interest Rate” means, with respect to each Loan, the annual rate at which interest accrues on such Loan from time to time in accordance with the provisions of the related Note.

“Mortgage Loan Documents” shall have the meaning assigned thereto in the Custodial Agreement.

“Mortgaged Property” means, with respect to a Loan, the related Mortgagor’s fee interest in real property or leasehold interest in real property and all other collateral securing repayment of the debt evidenced by the related Note.

“Mortgagee” means the record holder of a Note secured by a Mortgage.

“Mortgagor” means the obligor or obligors on a Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“MV Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the MV Margin Percentage to the Repurchase Price for such Transaction as of such date.

“MV Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Negative Amortization” shall mean the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Loan.

“Net Worth” shall mean, with respect to the Guarantor, the excess of Guarantor’s total assets, over Guarantor’s total liabilities, determined in accordance with GAAP.

“90-Day Delinquent Loan” shall mean a Loan that is ninety (90) days or more Delinquent.

“Non Usage Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Note” means, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.

“NYMC” means The New York Mortgage Company, LLC and any successor thereto.

“Obligations” means (a) all of Seller’s and Guarantor’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller and Guarantor to Buyers, its Affiliates, Custodian or any other Person arising under, or in connection with, the Program Documents or directly related to the Purchased Loans, whether now existing or hereafter arising; (b) any and all sums paid by Buyers or on behalf of Buyers pursuant to the Program Documents in order to preserve any Purchased Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s or Guarantor’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Loan, or of any exercise by Buyers or any such Affiliate of their rights under the Program Documents, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s and Guarantor’s indemnity obligations to Buyers pursuant to the Program Documents.

“Option ARM Loan” shall mean a first lien Alt-A Loan or Conforming Mortgage Loan that is an Adjustable Rate Mortgage Loan that (i) provides the Mortgagor with multiple Monthly Payment options and (ii) may result in Negative Amortization, as set forth in the related Underwriting Guidelines or Acquisition Guidelines, as applicable.

“Originator” shall mean NYMC.

“Par Margin Amount” means, with respect to any Transaction, as of any date of determination, the amount obtained by application of the Par Margin Percentage to the Repurchase Price for such Transaction as of such date.

“Par Margin Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Person” means any legal person, including any individual, corporation, partnership, association, joint stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

“Pledge Agreement” means the Pledge Agreement of NYMC in favor of Buyers, dated as of December 13, 2005, as the same may be amended, modified or supplemented from time to time.

“Pledge Instruments” shall mean the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Note and Coop Pledge Agreement.

“Price Differential” means, with respect to each Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Purchase Date and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyers with respect to such Transaction).

“Pricing Rate” means the per annum percentage rate for determination of the Price Differential as set forth in the Pricing Side Letter.

“Pricing Side Letter” means the pricing side letter, dated as of December 13, 2005, among Seller, Guarantor and Buyers, as the same may be amended, supplemented or modified from time to time.

“Prime Rate” means the daily prime loan rate as reported in The Wall Street Journal or if more than one rate is published, the highest of such rates.

“Principal” shall have the meaning given to it in Annex I.

“Program Documents” means this Agreement, the Custodial Agreement, the Disbursement Agreement, any Servicing Agreement, the Servicing Side Letter, the Pledge Agreement, the Guaranty, any assignment of Hedge Instrument, the Master Loan Sale Agreement, the Pricing Side Letter, the Electronic Tracking Agreement and any other agreement entered into by Seller and/or Guarantor and/or the Servicer, on the one hand, and the Buyers or one of their Affiliates (or Custodian on its behalf) on the other, in connection herewith or therewith.

“Project” shall mean all real property owned by the Cooperative including the land, separate dwelling units and all common areas.

“Proprietary Lease” shall mean a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Loans are sold by Seller to the related Buyer hereunder.

“Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Purchased Loans” means any of the following assets sold by Seller to one or more Buyers in a Transaction: the related Loans, together with the related Records, Servicing Rights, Seller’s or Guarantor’s rights under any related Hedge Instruments, Seller’s or Guarantor’s rights under any takeout commitment related to the Loans and other Collateral, such other property, rights, titles or interest as are specified on a related Transaction Notice, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing. The term “Purchased Loans” with respect to any Transaction at any time also shall include Additional Purchased Loans delivered pursuant to Section 6(a) hereof and Substitute Loans delivered pursuant to Section 17 hereof.

“Reacquired Loans” shall have the meaning assigned thereto in Section 17.

“Recognition Agreement” means an agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Loan. Records shall include, without limitation, the Notes, any Mortgages, the Mortgage Files, the Servicing File, and any other instruments necessary to document or service a Loan that is a Purchased Loan, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Loan.

“Refinanced Mortgage Loan” means a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“REIT” means a real estate investment trust, as defined in Section 856 of the Code.

“REIT Status” means with respect to any Person, such Person’s status as a real estate investment trust, as defined in Section 856(a) of the Code that satisfies the conditions and limitations set forth in Sections 856(b) and 856(c) of the Code.

“Repurchase Date” means the date occurring on (i) the 21st day of each month (or if such date is not a Business Day, the following Business Day), (ii) any other Business Day set forth in the related Transaction Notice and/or the related Confirmation, or (iii) the date determined by application of Section 20, as applicable; provided, however, that in no event shall the Repurchase Date for any Purchased Loan be more than 364 days after the Purchase Date of such Purchased Loan.

“Repurchase Price” means the price at which Purchased Loans are to be transferred from the related Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Loans and the Price Differential as of the date of such determination.

“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residential Dwelling” means any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a townhouse, or (v) a detached single family dwelling in a planned unit development none of which is a co-operative commercial property. Mortgaged Properties that consist of the following property types are not Residential Dwellings: (a) mixed use properties, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes or manufactured housing units not secured by real property, (f) any dwelling situated on more than ten acres of property and (g) any dwelling situated on a leasehold estate.

“S&P” means Standard & Poor’s Rating Services.

“Second Lien Mortgage Loan” means an Eligible Loan secured by a lien on the Mortgaged Property, which is subject to one prior lien on such Mortgaged Property.

“Security Agreement” means with respect to any Loan, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Note), executed by the Mortgagor and/or others in connection with such Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

“Security Release Certification” shall mean a security release certification in substantially the form set forth as Exhibit E hereto.

“Servicer” means Cenlar F.S.B. and any successor thereto, or any other servicer approved by Buyers in their sole discretion.

“Servicing Agreement” means any agreement (other than the Custodial Agreement) giving rise or relating to Servicing Rights with respect to a Purchased Loan, including any assignment or other agreement relating to such agreement.

“Servicing File” means with respect to each Loan, the file retained by Seller consisting of all documents that a prudent originator and servicer would have, including copies of the Mortgage Loan Documents, all documents necessary to document and service the Loans and any and all documents required to be delivered pursuant to any of the Program Documents.

“Servicing Rights” means contractual, possessory or other rights of Seller or any other Person, whether arising under a Servicing Agreement or otherwise, to administer or service a Purchased Loan or to possess related Records.

“Servicing Side Letter” means the servicing side letter dated as of December 13, 2005 among the Buyers, the Seller, the Guarantor and the Servicer, as the same may be amended, modified or supplemented from time to time.

“Settlement Agent” means, with respect to any Wet-Ink Mortgage Loan, the Person specified in the Transaction Notice (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated and which is not listed as an Unapproved Settlement Agent on Annex 15 to the Custodial Agreement as revised from time to time by Buyers) to which the proceeds of the related Purchase Price with respect to such Wet-Ink Mortgage Loan are to be distributed by the Disbursement Agent.

“60-Day Delinquent Loan” means a Loan which is more than fifty-nine (59) days Delinquent but less than ninety (90) days Delinquent.

“Small Balance Commercial Loan” means any Loan that is secured by a multi-family, small commercial or mixed use property and is not a Residential Dwelling.

“Stock Certificates” means the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.

“Stock Power” means an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

“Subprime Loan” means any Loan (other than a Wet-Ink Loan) that is not a Conforming Loan or an Alt-A Loan.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, the term “Subsidiary”, when used with respect to the Guarantor, shall not include any trust or other issuing entity formed for the purpose of issuing mortgage-backed securities, the beneficial ownership interest or interests in which are owned, directly or indirectly, by the Guarantor.

“Substitute Loans” has the meaning assigned thereto in Section 17.

“Termination Date” means the earlier of (i) 364 days following the Effective Date, (ii) at Buyers’ option, upon the occurrence of an Event of Default, or (iii) at Buyers’ option, upon the occurrence of any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the reasonable judgment of Buyers, impracticable to continue this Agreement.

“Total Indebtedness” shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such Period.

“30-Day Delinquent Loan” shall mean a Loan which is more than twenty-nine (29) days Delinquent but less than sixty (60) days Delinquent.

“Transaction” has the meaning assigned thereto in Section 1.

“Transaction Notice” means a written request of Seller to enter into a Transaction, in a form attached as Exhibit A to the Custodial Agreement or such other form as shall be mutually agreed upon among Seller and Buyers, which is delivered to the related Buyer, the Disbursement Agent and the Custodian.

“Trust Receipt” means a Trust Receipt and Certification as defined in the Custodial Agreement.

“Underwriting Guidelines” means (i) NYMC’s loan underwriting guidelines set forth on Exhibit D in effect as of the date of this Agreement and which have been approved in writing by Buyers, and (ii) certain underwriting guidelines of third parties listed in Exhibit G hereof in accordance with which NYMC underwrites Loans, as the same may be amended from time to time in accordance with terms of this Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unrestricted Cash” means cash and Cash Equivalents, of the Guarantor that are not subject to a lien in favor of any Person other than the Buyers pursuant to the Guaranty or that are not required to be maintained by the Guarantor pursuant to a contractual agreement (other than this Agreement) or requirement of law.

“USC” shall have the meaning assigned thereto in Section 35.

“Wet Funding Package” shall have the meaning set forth in the Custodial Agreement.

“Wet-Ink Mortgage Loan” means a first lien or second lien Loan that is sold to the related Buyer simultaneously with the origination thereof by the Originator, which origination is in accordance with the Underwriting Guidelines and is funded in part or in whole with proceeds of the sale of the Loan to the related Buyer paid directly to a Settlement Agent and for which all of the Mortgage Loan Documents specified in the Custodial Agreement have not been delivered to Custodian in accordance with the Custodial Agreement. For the avoidance of doubt Wet-Ink Mortgage Loans shall include each Wet-Ink Conforming Loan, Wet-Ink Alt-A Loan, Wet-Ink HELOC, Wet-Ink Subprime Loan, Wet-Ink Jumbo Loan and Wet-Ink Small Balance Commercial Loan.

“Wet-Ink Alt-A Loan” means any Wet-Ink Mortgage Loan that is an Alt-A Loan.

“Wet-Ink Conforming Loan” means any Wet-Ink Mortgage Loan that is a Conforming Loan.

“Wet-Ink HELOC” means any Wet-Ink Mortgage Loan that is a HELOC.

“Wet-Ink Jumbo Loan” means any Wet-Ink Mortgage Loan that is a Jumbo Loan.

“Wet Ink Small Balance Commercial Loan” means any Wet-Ink Mortgage Loan that is a Small Balance Commercial Loan.

“Wet-Ink Subprime Loan” means any Wet-Ink Loan that is not a Wet-Ink Conforming Loan or a Wet-Ink Alt-A Loan.

(b) Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Custodial Agreement.

(c) Interpretation.

Headings are for convenience only and do not affect interpretation. The following rules of this subsection (c) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default exists until it has been waived in writing by Buyers or has been timely cured. The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of Seller or Guarantor, as applicable.

Except where otherwise provided in this Agreement, any determination, consent, approval, statement or certificate made or confirmed in writing with notice to Seller or Guarantor by any Buyer or an authorized officer of any Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing related to such agreement.

A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller or Guarantor is required to provide any document to Buyers under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyers request otherwise. At the request of Buyers, the document shall be provided in computer disk form or both printed and computer disk form.

This Agreement is the result of negotiations among, and has been reviewed by counsel to, Buyers, Guarantor and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated, Buyers may give or withhold, or give conditionally, approvals and consents and may form opinions and make determinations at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyers shall not be construed to require Buyers to request or await receipt of information or documentation not immediately available from or with respect to Seller, Guarantor, a servicer of the Purchased Loans, any other Person or the Purchased Loans themselves.

3. THE TRANSACTIONS

(a) Subject to the terms and conditions of the Program Documents, the Buyers may enter into Transactions with an aggregate Purchase Price for all Purchased Loans acquired by all Buyers not to exceed the Maximum Aggregate Purchase Price. Unless otherwise agreed, (i) with respect to the purchase of Loans that are Dry Mortgage Loans, Seller shall give the related Buyer and Custodian notice of any proposed purchase by delivering on the proposed purchase prior to 11:00 a.m. New York City time two (2) Business Days prior to the proposed Purchase Date (the date on which such notice is so given, the “Notice Date”) (A) a Transaction Notice, a Loan Schedule and a Computer Tape to the related Buyer and Custodian, and (B) the Mortgage File to Custodian for each Loan subject to such Transaction, and (ii) with respect to the purchase of Wet-Ink Mortgage Loans, prior to 3:00 p.m., New York City time, on the Business Day prior to the purchase of such Wet-Ink Mortgage Loans by a Buyer, Seller shall notify the related Buyer of an estimate of the Purchase Price of such Wet-Ink Mortgage Loans and Seller shall give the related Buyer and Custodian notice of any proposed purchase and shall deliver a Transaction Notice, a Loan Schedule, a Computer Tape and the Escrow Letter to the related Buyer, the Disbursement Agent and Custodian, each in accordance with the applicable delivery times specified in the Custodial Agreement and the Disbursement Agreement (also, a “Notice Date”). In addition to other information provided on the applicable Notice Date, Seller or Guarantor, as applicable shall simultaneously deliver by electronic mail the applicable notice set forth in Exhibit A to the Master Loan Sale Agreement which shall be included in the Transaction Notice.

(b) Seller shall repurchase Purchased Loans from the related Buyer on each related Repurchase Date. Each obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Loan. Seller is obligated to obtain the Purchased Loans from the related Buyer or its designee (including the Custodian) at Seller’s expense on (or after) the related Repurchase Date. Provided that the applicable conditions in Sections 10(a) and (b) have been satisfied, the Seller may request that each Purchased Loan that is repurchased by Seller on the Repurchase Date become subject to a new Transaction by delivering notice of such request to the related Buyer at least one (1) Business Day prior to any such Repurchase Date; provided that if the Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Pricing Side Letter.

(c) If Seller repurchases Purchased Loans on any day which is not a Repurchase Date for such Purchased Loans, Seller shall indemnify the related Buyer and hold the related Buyer harmless from any losses, costs and/or expenses which the related Buyer may sustain or incur arising from the reemployment of funds obtained by the related Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, in each case for the remainder of the applicable 30 day period (“Breakage Costs”). The related Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by the related Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error. The provisions of this Section 3(c) shall survive termination of this Agreement and the repurchase of all Purchased Loans subject to Transactions hereunder.

4. CONFIRMATIONS

In the event that the parties hereto desire to enter into a Transaction on terms other than as set forth in this Agreement (as amended by the Pricing Side Letter), the parties shall execute a “Confirmation” specifying such terms prior to entering into such Transaction, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date. Any such Confirmation and the related Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed to between the related Buyer and Seller with respect to the Transaction to which the Confirmation relates. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction.

5. PAYMENT AND TRANSFER

Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds and all Purchased Loans transferred shall be transferred to the Custodian pursuant to the Custodial Agreement. Any Repurchase Price or Price Differential received by the related Buyer after 2:00 p.m. New York City time shall be applied on the next succeeding Business Day.

6. MARGIN MAINTENANCE

(a) If at any time either (i) the aggregate Market Value of all Purchased Loans subject to all Transactions is less than the aggregate MV Margin Amount for all such Transactions, or (ii) the aggregate unpaid principal balance of the Purchased Loans for all Transactions is less than the sum of the aggregate Par Margin Amount for all such Transactions (either such event, a “Margin Deficit”), then the related Buyer may by notice to Seller require Seller in such Transactions to transfer to the related Buyer cash or, at the related Buyer’s option (and provided Seller has additional Eligible Loans), additional Eligible Loans (“Additional Purchased Loans”) within one (1) Business Day of such notice by such Buyer, so that both (x) the cash and aggregate Market Value of such Purchased Loans, including any such Additional Purchased Loans, will thereupon equal or exceed such aggregate MV Margin Amount, and (y) the cash and unpaid principal balance of such Purchased Loans, including any such Additional Purchased Loans and any Purchased Loans, will thereupon equal or exceed such aggregate Par Margin Amount (either such requirement, a “Margin Call”).

(b) Notice required pursuant to Section 6(a) may be given by any means provided in Section 36 hereof. Any notice given on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day. The failure of any Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of such Buyer to do so at a later date. Seller, Guarantor and Buyer each agree that a failure or delay by any Buyer to exercise its rights hereunder shall not limit or waive Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller or Guarantor.

7. INCOME PAYMENTS

Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Loan subject to that Transaction, such Income shall be the property of Buyers. Notwithstanding the foregoing, and provided no Default has occurred and is continuing, Buyers agree that Seller shall be entitled to receive an amount equal to all Income received by Servicer or Seller in respect of any Purchased Loan to the full extent it would be so entitled if the Purchased Loans had not been sold to Buyers; provided that any Income received by Servicer or Seller while the related Transaction is outstanding shall be deemed to be held by Servicer or Seller, as applicable, solely in trust for Buyers pending the repurchase on the related Repurchase Date; provided further that Seller shall cause Servicer to hold all such Income in the accounts established by Servicer for the benefit of Buyers and upon remittance by Servicer to Seller of all such amounts, Seller shall hold all such Income in the Collection Account established hereunder. Provided no Default has occurred, Buyers shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyers shall reasonably determine in their sole discretion), on the Repurchase Date following the date such Income is received by Buyers (or a servicer on their behalf) either (i) release to Seller such Income with respect to any Purchased Loans subject to such Transaction or (ii) if a Margin Deficit then exists, apply the Income payment to reduce the amount, if any, to be transferred to Buyers by Seller upon termination of such Transaction. Buyers shall not be obligated to take any action pursuant to the preceding sentences (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyers cash or Additional Purchased Loans sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid.

8. TAXES; TAX TREATMENT

(a) All payments made by the Seller under this Repurchase Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority thereof or therein, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which the Buyers are organized or of their applicable lending office, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by the Seller for its own account not later than the date when due. If the Seller is required by law or regulation to deduct or withhold any Taxes from or in respect of any amount payable hereunder, it shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to Buyers, promptly, original tax receipts and other evidence satisfactory to Buyers of the payment when due of the full amount of such Taxes; and (d) pay to the Buyers such additional amounts as may be necessary so that such Buyers receive, free and clear of all Taxes, a net amount equal to the amount it would have received under this Agreement, as if no such deduction or withholding had been made.

(b) In addition, the Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Repurchase Agreement (“Other Taxes”).

(c) The Seller agrees to indemnify the Buyers for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 8, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the Buyers shall have provided the Seller with evidence, reasonably satisfactory to the Seller, of payment of Taxes or Other Taxes, as the case may be.

(d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a “Foreign Buyer”) shall provide the Seller with properly completed United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8ECI or any successor form prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes a Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a “change in circumstances” with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide the Seller with the appropriate form or other relevant document pursuant to this Section 8(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any “gross-up” of Taxes or indemnification under Section 8(c) with respect to Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Taxes.

(e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Repurchase Agreement. Nothing contained in this Section 8 shall require Buyers to make available any of their tax returns or other information that it deems to be confidential or proprietary.

(f) Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Loans and that the Purchased Loans are owned by Seller in the absence of an Event Default by Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

9. SECURITY INTEREST; BUYERS’ APPOINTMENT AS ATTORNEY-IN-FACT

(a) Seller and Buyers intend that the Transactions hereunder be sales to Buyers of the Purchased Loans and not loans from Buyers to Seller secured by the Purchased Loans. However, in order to preserve Buyers’ rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller’s performance of all of its Obligations, Seller hereby grants Buyers a fully perfected first priority security interest, in the following property, whether now existing or hereafter acquired: the Purchased Loans, the related Records, all related Servicing Rights, all mortgage guaranties and insurance relating to such Purchased Loans (issued by governmental agencies or otherwise) or the related Mortgaged Property and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance and all claims and payments thereunder, the Seller’s rights under the Master Loan Sale Agreement (including, without limitation, the security interest in favor of Seller pursuant to Section 4 thereof) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, all “accounts” as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing, all other insurance policies and insurance proceeds relating to any Purchased Loan or the related Mortgage Property and any other contract rights, payments, rights to payment (including payments of interest or finance charges), and all instruments, chattel paper, securities, investment property and general intangibles and other assets comprising or relating to the Purchased Loans, any security account and all rights to Income and the rights to enforce such payments arising from any of the Purchased Loans, all guarantees or other support for the Purchased Loans, and any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing (collectively the “Collateral”). Seller acknowledges and agrees that its rights with respect to the Collateral (including without limitation, its security interest in the Purchased Loans and any other collateral granted to Seller pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyers hereunder. Seller acknowledges and agrees that its rights with respect to the Collateral (including without limitation, its security interest in the Purchased Loans and any other collateral granted to Seller pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyers hereunder.

(b) Seller hereby irrevocably constitutes and appoints Buyers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyers’ discretion, for the purpose of carrying out the terms of this Repurchase Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Repurchase Agreement, to file such financing statement or statements relating to the Purchased Loans and the Collateral without Seller’s signature thereon as Buyers at their option may deem appropriate, and, without limiting the generality of the foregoing, Seller hereby gives Buyers the power and right, on behalf of Seller, without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Purchased Loans and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyers for the purpose of collecting any and all such moneys due with respect to any other Purchased Loans whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Loans;

(iii) (A) to direct any party liable for any payment under any Purchased Loans to make payment of any and all moneys due or to become due thereunder directly to Buyers or as Buyers shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Loans; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Loans; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Loans or any proceeds thereof and to enforce any other right in respect of any Purchased Loans; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Loans; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyers may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Loans as fully and completely as though the related Buyer were the absolute owner thereof for all purposes, and to do, at Buyers’ option and Seller’s expense, at any time, and from time to time, all acts and things which Buyers deem necessary to protect, preserve or realize upon the Purchased Loans and the Collateral and Buyers’ Liens thereon and to effect the intent of this Repurchase Agreement, all as fully and effectively as Seller might do.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyers, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 20 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Loans.

The powers conferred on Buyers hereunder are solely to protect Buyers’ interests in the Purchased Loans and shall not impose any duty upon it to exercise any such powers. Buyers shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

10. CONDITIONS PRECEDENT

(a) As conditions precedent to the initial Transaction, Buyers shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyers and duly executed by each party thereto (as applicable):

(i) The Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver;

(ii) A certified copy of Seller’s and Guarantor’s consents or corporate resolutions, as applicable, approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

(iii) An incumbency certificate of the secretaries of Seller and Guarantor certifying the names, true signatures and titles of Seller’s and Guarantor’s representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

(iv) An opinion of Seller’s and Guarantor’s counsel as to such matters as Buyers may reasonably request (including, without limitation, perfected security interest in the Collateral, Investment Company Act opinion, a “true sale” and a non-consolidation opinion with respect to the Seller and the Guarantor, and a “repurchase agreement” opinion) each in form and substance acceptable to Buyers;

(v) A copy of the Acquisition Guidelines (referred to in (i) of the definition thereof) and the Underwriting Guidelines (referred to in (i) of the definition thereof), each certified by an officer of Loan Seller;

(vi) To the extent applicable, a waiver from Guarantor’s lenders permitting Guarantor to issue the Guaranty;

(vii) The payment in respect of the legal fees as set forth in the Pricing Side Letter;

(viii) Evidence of the establishment of the Collection Account;

(ix) A copy of the insurance required by Section 14(o) of this Agreement;

(x) The original stock certificates, representing 100% beneficial ownership in the Seller issued in the name of NYMC and an original conveyance power in blank executed by NYMC.

(xi) Buyers shall have completed the due diligence review pursuant to Section 38, and such review shall be satisfactory to Buyers in their sole discretion; and

(xii) Any other documents reasonably requested by Buyers.

(b) The obligation of Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(i) Buyers or their designee shall have received on or before the day of a Transaction with respect to such Purchased Loans (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyers and (if applicable) duly executed:

(A)	The Transaction Notice, Loan Schedule and Computer Tape with respect to such Purchased Loans, delivered pursuant to Section 3(a);

(B)	The Trust Receipt with respect to such Purchased Loans, with the Loan Schedule attached;

(C)
Such certificates, customary opinions of counsel or other documents as Buyers may reasonably request, provided that such opinions of counsel shall not be required routinely in connection with each Transaction but shall only be required from time to time as deemed necessary by Buyers in its commercially reasonable judgment;

(D)
A copy of the applicable Underwriting Guidelines (referred to in (i) of the definition thereof) or Acquisition Guidelines (referred to in (i) of the definition thereof) to the extent either of such guidelines have been amended since the last Transaction;

(E)	A copy of the applicable notice set forth in Exhibit A of the Master Loan Sale Agreement (which may be contained in the related Transaction Notice); and

(F)	To the extent applicable, a Security Release Certification.

(ii) No Default or Event of Default shall have occurred and be continuing.

(iii) Buyers shall not have reasonably determined that the introduction of or a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to Buyers has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyers to enter into Transactions with a Pricing Rate based on LIBOR.

(iv) To the extent that an Insured Closing Letter previously provided to Buyer does not cover the Loans subject to the proposed Transaction, an Insured Closing Letter covering such Loans.

(v) All representations and warranties in the Program Documents shall be true and correct on the date of such Transaction and Seller and Guarantor are in compliance with the terms and conditions of the Program Documents.

(vi) The then aggregate outstanding Purchase Price for all Purchased Loans, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

(vii) Satisfaction of any conditions precedent to the initial Transaction as set forth in clause (a) of this Section 10 that were not satisfied prior to such initial Purchase Date.

(viii) Buyers shall have determined that all actions necessary or, in the opinion of Buyers, desirable to maintain the related Buyer’s perfected interest in the Purchased Loans and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

(ix) If the Purchased Loans are being acquired or originated under the Acquisition Guidelines (referred to in (ii) of the definition thereof) or the Underwriting Guidelines (referred to in (ii) of the definition thereof), Buyers shall have approved such Underwriting Guidelines or Acquisition Guidelines. If Buyers have previously approved such Underwriting Guidelines or Acquisition Guidelines and there has since been any material modification or amendment thereto, a copy of such modification or amendment shall have been approved by Buyers.

(x) Seller shall have paid to Buyers any accrued and unpaid Non Usage Fees and all other fees and expenses owed to Buyers in accordance with the Program Documents.

(xi) Buyers or their designee shall have received any other documents reasonably requested by Buyers.

(xii) Such Transaction, when added to all other Transactions previously entered into on such Business Day shall not exceed four (4) Transactions.

(xiii) There is no Margin Deficit at the time immediately prior to entering into a new Transaction.

(xiv) The Purchase Price for the requested Transaction shall not be less than $2,000,000.

(xv) No event or events shall have been reasonably determined by Buyers to have occurred resulting in the effective absence of a whole loan or asset backed securities market or commercial paper market.

(xvi) Each secured party (including any party that has a precautionary security interest in a Loan) has released all of its right, title and interest in, to and under such Loan (including, without limitation, any security interest that such secured party or secured party’s agent may have by virtue of its possession, custody or control thereof) and has filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Loan, and each such release and Uniform Commercial Code termination statement has been delivered to the Buyers prior to each Transaction and to the Custodian as part of the Mortgage File.

11. RELEASE OF PURCHASED LOANS

Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Loan, unless a Default or Event of Default shall have occurred and be continuing, then (a) Buyers shall be deemed to have terminated any security interest that Buyers may have in such Purchased Loan and any Collateral solely related to such Purchased Loan and (b) with respect to such Purchased Loan, Buyers shall direct Custodian to release such Purchased Loan and any Collateral solely related to such Purchased Loan to Seller unless such release and termination would give rise to or perpetuate a Margin Deficit. Except as set forth in Sections 6(a) and 17, Seller shall give at least one (1) Business Day prior written notice to Buyers if such repurchase shall occur on any date other than the Repurchase Date.

If such a Margin Deficit is applicable, the related Buyer shall notify Seller of the amount thereof and Seller may thereupon satisfy the Margin Call in the manner specified in Section 6.

12. RELIANCE

With respect to any Transaction, Buyers may conclusively rely upon, and shall incur no liability to Seller or Guarantor in acting upon, any request or other communication that Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s or Guarantor’s behalf.

13. REPRESENTATIONS AND WARRANTIES

Each of Seller and Guarantor hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant that:

(a) Due Organization and Qualification. Each of Seller and Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Each of Seller and Guarantor is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents except where any failure to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect with respect to Seller or Guarantor or impair the enforceability of any Loan.

(b) Power and Authority. Each of Seller and Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.

(c) Due Authorization. The execution, delivery and performance of the Program Documents by each of Seller and Guarantor have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(d) Noncontravention. None of the execution and delivery of the Program Documents by Seller or Guarantor or the consummation of the Transactions and transactions thereunder:

(i) conflicts with, breaches or violates any provision of the organizational documents or material agreements of Seller or Guarantor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or Guarantor or its properties;

(ii) constitutes a material default by Seller or Guarantor under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller or Guarantor is a party or by which it or any of its properties is or may be bound or affected; or

(iii) results in or requires the creation of any lien upon or in respect of any of the assets of Seller or Guarantor except the lien relating to the Program Documents.

(e) Legal Proceeding. Except as disclosed in Exhibit F, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Loans, Seller, Guarantor or any of their Affiliates, pending or threatened, which, if decided adversely, would have a Material Adverse Effect with respect to Seller or Guarantor.

(f) Valid and Binding Obligations. Each of the Program Documents to which Seller or Guarantor is a party, when executed and delivered by Seller or Guarantor, as applicable, will constitute the legal, valid and binding obligations of Seller or Guarantor, as applicable, enforceable against Seller or Guarantor, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Financial Statements. The financial statements of Guarantor, copies of which have been furnished to Buyers, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change with respect to Guarantor. Except as disclosed in such financial statements, Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to Guarantor.

(h) Accuracy of Information. None of the documents or information prepared by or on behalf of Seller or Guarantor and provided to Buyers relating to Seller’s or Guarantor’s financial condition contain any statement of a material fact with respect to Seller or Guarantor, or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller or Guarantor, that would render any of such documents or information untrue or misleading in any material respect.

(i) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by Seller or Guarantor of this Agreement or the consummation by Seller or Guarantor of any other Program Document, other than any that have heretofore been obtained, given or made.

(j) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by Seller or Guarantor in the conduct of their businesses violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would result in either a Material Adverse Change or a Material Adverse Effect with respect to Seller or Guarantor.

(k) Solvency: Fraudulent Conveyance. Each of Seller and Guarantor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither Seller nor Guarantor will be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Seller nor Guarantor is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or Guarantor or any of their assets. The amount of consideration being received by Seller upon the sale of the Purchased Loans to Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Loans. Seller is not transferring any Purchased Loans with any intent to hinder, delay or defraud any of its creditors. The amount of consideration being received by Guarantor upon the sale of the Purchased Loans to Seller, respectively, constitutes reasonably equivalent value and fair consideration for such Purchased Loans. Guarantor is not transferring any Purchased Loans with any intent to hinder, delay or defraud any of its creditors.

(l) Investment Company Act Compliance. Seller is not required to be registered as an “investment company” as defined under the Investment Company Act nor as an entity under the control of an “investment company” as defined under the Investment Company Act.

(m) Taxes. Each of Seller and Guarantor has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller or Guarantor in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

(n) Additional Representations. With respect to each Loan to be sold hereunder by Seller to Buyers, Seller and Guarantor, jointly and severally, hereby make all of the applicable representations and warranties set forth in Exhibit B as of the date the related Mortgage File, or Wet Funding Package, as applicable, is delivered to the Custodian with respect to the Loans and continuously while such Loan is subject to a Transaction. Further, as of each Purchase Date, Seller and Guarantor shall be deemed to have represented and warranted in like manner that neither Seller nor Guarantor have any knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller or Guarantor. In addition, the Guarantor agrees to make the representations and warranties set forth in Exhibit B to this Agreement as of the “cut-off date” of the securitization or whole loan sale of the related Loans by Seller or the related Buyer, as applicable; provided, however, that to the extent that the Guarantor has at the time of such securitization or whole loan sale actual knowledge of any facts or circumstances that would render any of such representations and warranties materially false, the Guarantor shall have no obligation to make such materially false representation and warranty.

(o) No Broker. Neither Seller nor Guarantor has dealt with any broker, investment banker, agent, or other person, except for Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to this Agreement; provided, that if Seller or Guarantor has dealt with any broker, investment banker, agent, or other person, except for Buyers, who may be entitled to any commission or compensation in connection with the sale of Purchased Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller or Guarantor, as applicable.

(p) Corporate Separateness.

(i) The capital of Seller and Guarantor is adequate for the respective business and undertakings of Seller and Guarantor.

(ii) Other than as provided in this Agreement and the other Program Documents, Seller is not engaged in any business transactions with Guarantor or any of its Affiliates other than transactions in the ordinary course of its business on an “arms-length” basis.

(iii) The funds and assets of Seller are not and will not be, commingled with the funds of any other Person.

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Loans to Buyers and shall continue for so long as the Purchased Loans are subject to this Agreement.

14. COVENANTS OF SELLER AND GUARANTOR

Each of Seller and Guarantor, as applicable, hereby covenants with Buyers as follows:

(a) Defense of Title. Each of Seller and Guarantor warrants and will defend the right, title and interest of Buyers in and to all Collateral against all adverse claims and demands.

(b) No Amendment or Compromise. Without Buyers’ prior written consent, none of Seller, Guarantor or those acting on Seller’s or Guarantor’s behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Loans, any related rights or any of the Program Documents, provided that any such party may amend or modify a Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Loan.

(c) No Assignment. Except as permitted herein, none of Seller, Guarantor, or any servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Loans or any interest therein, provided that this Section 14(c) shall not prevent any of the following: any contribution, sale, assignment, transfer or conveyance of Purchased Loans in accordance with the Program Documents; servicing arrangement between the Servicer and Seller or its Affiliates; and any forward purchase commitment or other type of take out commitment for the Purchased Loans.

(d) Servicing of Loans. Seller and Guarantor shall cause Servicer to service, or cause to be serviced, all Loans that are part of the Purchased Loans in accordance with Accepted Servicing Practices, pending any delivery of such servicing to Buyers pursuant to Section 14(r), employing at least the same procedures and exercising the same care that Servicer customarily employs in servicing Loans for its own account. Seller shall notify all Servicers and subservicers of Buyers’ interests hereunder and Seller shall notify Buyers of the name and address of all Servicers and subservicers of Purchased Loans. Buyers shall have the right to approve each such Servicer or subservicer and the form of all Servicing Agreements or servicing side letter agreements with respect thereto. Seller and Guarantor shall cause the Servicer to hold or cause to be held all funds collected with respect to such Loans in a principal and interest account and an escrow account and shall apply the same for the purposes for which such funds were collected and shall remit all amounts with respect to principal and interest into the Collection Account in accordance with the provisions of the Servicing Side Letter. Upon Buyers’ request, Seller shall provide reasonably promptly to Buyers a letter addressed to and agreed to each servicer of Loans, in form and substance reasonably satisfactory to Buyers, advising such servicer of such matters as Buyers may reasonably request.  If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller or Guarantor by contract for managing or servicing any such Loan has failed to perform fully Seller’s or Guarantor’s obligations under the Program Documents with respect to the servicing of the Purchased Loans or any of the obligations of such entities with respect to the Purchased Loans, Seller shall promptly notify Buyers.

(e) Preservation of Collateral: Collateral Value. Each of Seller and Guarantor shall do all things necessary to preserve the Collateral so that it remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller and Guarantor will comply with all applicable laws, rules, regulations and other laws of any Governmental Authority applicable to Seller or Guarantor relating to the Collateral and cause the Collateral to comply with all applicable laws, rules, regulations and other laws of any such Governmental Authority. Neither Seller nor Guarantor will allow any default to occur for which Seller or Guarantor is responsible under any Collateral or any Program Documents and Seller and Guarantor shall fully perform or cause to be performed when due all of its obligations under any Collateral or the Program Documents.

(f) Maintenance of Papers, Records and Files. Seller and Guarantor shall acquire, and Seller or Guarantor shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Loan. Seller or Guarantor will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

(i) Seller and Guarantor shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Loans in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Custodian’s possession unless Buyers otherwise approve. Neither Seller nor Guarantor will cause or authorize any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller or Guarantor will obtain or cause to be obtained a receipt from the Custodian for any such paper, record or file.

(ii) For so long as Buyers have an interest in or lien on any Purchased Loan, Seller and Guarantor will hold or cause to be held all related Records in trust for Buyers. Seller or Guarantor shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

(iii) Upon reasonable advance notice from Custodian or Buyers, Seller and Guarantor shall (x) make any and all such Records available to Custodian or Buyers to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyers or their authorized agents to discuss the affairs, finances and accounts of Seller or Guarantor with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller or Guarantor with its independent certified public accountants.

(g) Financial Statements and Other Information; Financial Covenants.

(i) Guarantor shall keep or cause to be kept in reasonable detail books and records of Seller and Guarantor setting forth an account of their respective assets and business and shall clearly reflect therein the transfer of Purchased Loans to Buyers. Seller and Guarantor shall furnish or cause to be furnished to Buyers the following:

(A) Financial Statements. (x) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the Guarantor’s consolidated, audited balance sheets as of the end of each such fiscal year, and the Guarantor’s consolidated, audited financial statements of income and changes in equity and audited statement of cash flows, each for such fiscal year, (y) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Guarantor, the Guarantor’s consolidated, unaudited balance sheets as of the end of each quarter, and the Guarantor’s unaudited financial statements of income and changes in equity and unaudited statement of cash flows, each for the portion of the fiscal year then ended, and (z) within thirty (30) days after the end of each month, monthly consolidated and unaudited financial statements (excluding cash flow statements) and balance sheets as provided in clause (y), all of which shall have been prepared in accordance with GAAP. Seller and Guarantor shall furnish or cause to be furnished to Buyers any other financial information regarding Guarantor and/or Seller reasonably requested by Buyers.

(B) Loan Data. Monthly reports in form and scope satisfactory to Buyers, setting forth data regarding the performance of the Purchased Loans for the immediately preceding month, and such other information as Buyers may reasonably request, including, without limitation, all collections, delinquencies, losses and recoveries related to the Purchased Loans, any other information regarding the Purchased Loans requested by Buyers and the performance of any loans serviced by or on behalf of Servicer and any other financial information regarding Seller reasonably requested by Buyers.

(C) Monthly Servicing Diskettes. On or before the tenth (10th) day of each calendar month (or if such day is not a Business Day, the immediately following Business Day), or any other time as Buyers request, a computer tape or a diskette (or any other Electronic Transmission acceptable to Buyers) in a format acceptable to Buyers containing such information with respect to the Purchased Loans as Buyers may reasonably request.

(D) Other Information. Upon the request of Buyers, such other information or reports as Buyers may from time to time reasonably request.

(ii) Guarantor shall comply with the following financial covenants: (A) the Adjusted Tangible Net Worth of the Guarantor shall at all times exceed $90,000,000; (B) the ratio of the Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth shall at no time exceed 15:1; (C) the Guarantor shall at all times maintain Liquidity of at least the greater of $15,000,000 and one percent (1%) of the unpaid principal balance of all assets of Guarantor subject to a repurchase or secured credit arrangement to which the Guarantor is a party; and (D) the Guarantor’s net income before taxes, for any period of two consecutive fiscal quarters (commencing with the period ending September 30, 2005), shall not be less than $1.00.

(iii) Certifications. Seller shall execute and deliver a monthly certification substantially in the form of Exhibit A-1 attached hereto within thirty (30) days after the end of each calendar month and Guarantor shall execute and deliver a quarterly certification substantially in the form of Exhibit A-2 attached hereto within forty-five (45) days after the end of each fiscal quarter.

(h) Notice of Material Events. Each of Seller and Guarantor shall promptly inform Buyers in writing of any of the following:

(i) any Default, Event of Default or default or breach by Seller or Guarantor of any material obligation under any Program Document, or the occurrence or existence of any event or circumstance that Seller or Guarantor reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by Seller or Guarantor;

(ii) any material change in the insurance coverage required of Seller or Guarantor or any other Person pursuant to any Program Document, with copy of evidence of same attached;

(iii) any material dispute, licensing issue, litigation, investigation, proceeding or suspension between Seller or Guarantor, on the one hand, and any Governmental Authority or any other Person;

(iv) any material adverse change in accounting policies or financial reporting practices of Seller or Guarantor;

(v) the occurrence of any material employment dispute or licensing issue and a description of the strategy for resolving it; and

(vi) any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Change or a Material Adverse Effect with respect to Seller or Guarantor.

(i) Maintenance of Licenses. Each of Seller and Guarantor shall (i) maintain all licenses, permits or other approvals necessary for each of Seller and Guarantor to conduct its business and to perform its obligations under the Program Documents, (ii) remain in good standing under the laws of each state in which it conducts business or any Mortgage Property is located, and (iii) shall conduct its business strictly in accordance with applicable law.

(j) Taxes, Etc. The Seller shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income and profits or upon any of its property, real, personal or mixed (including without limitation, the Purchased Loans) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. The Seller shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

(k) Nature of Business. Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

(l) Limitation on Distributions. Guarantor shall have the right to pay dividends or distributions at all times in order to maintain Guarantor’s REIT Status. Guarantor shall have the right to make further dividends or distributions so long as Guarantor remains in compliance with the financial covenants set forth in Section 14(g)(ii) immediately following such dividend or distribution. Notwithstanding anything to the contrary herein, if a Default has occurred and is occurring, neither Seller nor Guarantor shall pay any dividends or distributions with respect to any capital stock or other equity interests in Seller or Guarantor (other than dividends or distributions necessary to maintain Guarantor’s REIT Status), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor.

(m) Use of Custodian. Without the prior written consent of Buyers, Seller and Guarantor shall use no third party custodian as document custodian other than the Custodian with respect to third party purchasers, prospective third party purchasers, lenders and prospective third party lenders with respect to loans of the same type as the Purchased Loans.

(n) Merger of Guarantor. Guarantor shall not at any time, directly or indirectly, (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control without Buyers’ prior consent; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect with respect to Guarantor; or (iii) make any Material Adverse Change with respect to Guarantor or Guarantor’s Subsidiaries.

(o) Insurance. Seller will, and Seller and Guarantor shall cause NYMC and the Servicer to obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyers on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing renewal of each such policy. Seller and NYMC shall continue to maintain coverage, for itself and its subsidiaries, that encompasses employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities), and computer fraud in an aggregate amount of at least $3,500,000.

(p) Affiliate Transaction. Neither Seller nor Guarantor will at any time, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of their Affiliates unless the terms thereof are no less favorable to Seller or Guarantor, as applicable, than those that could be obtained at the time of such transaction in an arm’s length transaction with a Person who is not such an Affiliate.

(q) Change of Fiscal Year. Neither Seller nor Guarantor will at any time, directly or indirectly, except upon ninety (90) days’ prior written notice to Buyers, change the date on which Seller’s or Guarantor’s fiscal year begins from Seller’s or Guarantor’s current fiscal year beginning date.

(r) Delivery of Servicing Rights. With respect to the Servicing Rights of each Loan, Seller shall deliver such Servicing Rights to the designee of Buyers, within 30 days of a Purchase Date, unless otherwise stated in writing by Buyers; provided that on each Repurchase Date that is subject to a new Transaction, such delivery requirement is deemed restated for such new Transaction (and the immediately preceding delivery requirement is deemed to be rescinded) in the absence of directions to the contrary from Buyers, and a new 30 day period is deemed to commence as of such Repurchase Date. Seller’s and Servicer’s transfer of the Servicing Rights under this Section shall be in accordance with customary standards in the industry.

(s) Acquisition Guidelines or Underwriting Guidelines. No material modifications shall be made to the Acquisition Guidelines (referred to in (i) of the definition thereof) or the Underwriting Guidelines (referred to in (i) of the definition thereof) that will impact either the Buyers or the Purchased Loans without the prior consent of Buyers (such consent not to be unreasonably withheld). Seller agrees to deliver to Buyers copies of the Acquisition Guidelines (referred to in (i) of the definition thereof) or Underwriting Guidelines (referred to in (i) of the definition thereof) in the event that any changes are made thereto following the Closing Date.

(t) No Other Indebtedness. Without the prior written consent of the Buyers, the Seller shall not incur any Indebtedness or guaranty the Indebtedness of any other Person other than any Indebtedness deemed incurred under the Program Documents.

(u) MERS. The Seller will and will cause the Originator to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans for as long as such Purchased Loans are registered with MERS.

(v) Non Usage Fee. The Seller agrees to pay to the Buyers on each Repurchase Date the accrued and unpaid Non Usage Fees.

(w) Establishment of Collection Account. Prior to the initial Purchase Date, the Seller shall establish, for the benefit of the Buyers, a collection account in the Buyers’ name for the sole and exclusive benefit of the Buyers. The Seller shall segregate all amounts remitted by Servicer with respect to the Purchased Loans, to be held in trust for the benefit of the Buyers, and shall remit such collections in accordance with the Buyers’ written instructions. No amounts deposited into such account shall be removed without the Buyers’ prior written consent. The Seller shall follow the instructions of Buyers with respect to the Purchased Loans and deliver to Buyers any information with respect to the Purchased Loans reasonably requested by Buyers. Each of the Guarantor, Originator and Seller shall, and shall cause Servicer to, deposit or credit to the Collection Account all items to be deposited or credited thereto irrespective of any right of setoff or counterclaim arising in favor of it (or any third party claiming through it) under any other agreement or arrangement.

(x) Corporate Separateness. The Seller shall at all times comply with the separateness provisions set forth in its organizational documents, including but not limited to Articles V and X of its Certificate of Incorporation.

(y) Organizational Documents. Seller shall not amend, modify or supplement any of its organizational documents without the prior written consent of Buyers. The Seller’s organizational documents shall at all times require at least one (1) independent director to serve on the board of directors of Seller.

(z) REIT Status. The Guarantor will take all steps necessary to maintain its status as a REIT.

(aa) Cooperative Loans. With respect to each Cooperative Loan, in the event that new, replacement, substitute or additional Stock Certificates are issued with respect to existing Cooperative Shares, the related Seller immediately shall deliver to the Custodian the new Stock Certificates, together with the related Stock Powers in blank. Such new Stock Certificates shall be subject to the related Pledge Instruments and shall be subject to all of the terms, covenants and conditions of this Agreement.

15. REPURCHASE DATE PAYMENTS/COLLECTIONS

On each Repurchase Date, Seller shall remit or shall cause to be remitted to the related Buyer the Repurchase Price together with any other Obligations then due and payable.

16. REPURCHASE OF PURCHASED LOANS; CHANGE OF LAW

(a) Upon discovery by Seller or Guarantor of a breach of any of the representations and warranties set forth on Exhibit B to this Agreement, Seller or Guarantor shall give prompt written notice thereof to Buyers. Upon any such discovery by Buyers, Buyers will notify Seller. It is understood and agreed that the representations and warranties set forth in Exhibit B to this Agreement with respect to the Purchased Loans shall survive delivery of the respective Mortgage Files to the Custodian with respect to the Purchased Loans and shall inure to the benefit of Buyers. The fact that Buyers have conducted or have failed to conduct any partial or complete due diligence investigation in connection with their purchase of any Purchased Loan shall not affect Buyers’ right to demand repurchase as provided under this Agreement. Seller shall, within five (5) Business Days of the earlier of Seller’s or Guarantor’s discovery or either Seller or Guarantor receiving notice with respect to any Purchased Loan of (i) any breach of a representation or warranty contained in Exhibit B of this Agreement or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage File within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects. If within five (5) Business Days after the earlier of Seller’s or Guarantor’s discovery of such breach or delivery failure or Seller or Guarantor receiving notice thereof that such breach or delivery failure has not been remedied by Seller, Seller shall promptly upon receipt of written instructions from Buyers, at Buyers’ option, either (i) repurchase such Purchased Loan at a purchase price equal to the Repurchase Price with respect to such Purchased Loan by wire transfer to the account designated by Buyers, or (ii) transfer comparable Substitute Loans to Buyers, as provided in Section 17 hereof.

(b) If Buyers determine that the introduction of, any change in, or the interpretation or administration of, any requirement of law has made it unlawful or commercially impracticable to engage in any Transactions with the applicable Pricing Rate based on LIBOR, then Seller (i) shall, upon its receipt of notice of such fact and demand from Buyers (with a copy of such notice to Custodian), repurchase the Purchased Loans subject to the Transaction on the next succeeding Business Day and, at Seller’s election, concurrently enter into a new Transaction with Buyers with a Pricing Rate based on the Prime Rate plus the margin set forth in the Pricing Side Letter as part of the Pricing Rate and (ii) may elect, by giving notice to Buyers and Custodian, that all new Transactions shall have Pricing Rates based on the Prime Rate plus such margin.

(c) If Buyers determines in their sole discretion that any Change in Law or any change in accounting rules regarding capital requirements has or would have the effect of reducing the rate of return on Buyers’ capital or on the capital of any Affiliate of Buyers as a consequence of such Change in Law on this Agreement, then from time to time Seller will compensate Buyers or Buyers’ Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law on terms similar to those imposed by Buyers on their other similarly affected customers. Buyers shall provide Seller with prompt notice as to any Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law, Seller will have the right to terminate all Transactions then outstanding as of a date selected by Seller, which date shall be prior to the then applicable Repurchase Date and which date shall thereafter for all purposes hereof be deemed to be the Repurchase Date.

17. SUBSTITUTION

Seller may, subject to agreement with and acceptance by Buyers upon one (1) Business Day’s notice, substitute other assets which are substantially the same as the Purchased Loans (the “Substitute Loans”) for any Purchased Loans. Such substitution shall be made by transfer to Buyers of such other Substitute Loans and transfer to Seller of such Purchased Loans (the “Reacquired Loans”) along with the other information to be provided with respect to the applicable Purchased Loan as described in Section 4. After substitution, the Substitute Loans shall be deemed to be Purchased Loans, the Reacquired Loans shall no longer be deemed Purchased Loans, Buyers shall be deemed to have terminated any security interest that Buyers may have in the Reacquired Loans and any Collateral solely related to such Reacquired Loans to Seller unless such termination and released would give rise to or perpetuate a Margin Deficit. Concurrently with any termination and release described in this Section 17, Buyers shall execute and deliver to Seller upon request and Buyers hereby authorize Seller to file and record such documents as Seller may reasonably deem necessary or advisable in order to evidence such termination and release.

18. REPURCHASE TRANSACTIONS

Buyers may, in their sole election, engage in repurchase transactions with the Purchased Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Loans with a counterparty of Buyers’ choice, in all cases subject to Buyers’ obligation to reconvey the Purchased Loans (and not substitutes therefor) on the Repurchase Date. In the event Buyers engage in a repurchase transaction with any of the Purchased Loans or otherwise pledges or hypothecates any of the Purchased Loans, Buyers shall have the right to assign to Buyers’ counterparty any of the applicable representations or warranties in Exhibit B to this Agreement and the remedies for breach thereof, as they relate to the Purchased Loans that are subject to such repurchase transaction.

19. EVENTS OF DEFAULT

With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an “Event of Default”:

(a) Seller fails to transfer the Purchased Loans to the related Buyer on the applicable Purchase Date (provided such Buyer has tendered the related Purchase Price);

(b) Seller either fails to repurchase the Purchased Loans on the applicable Repurchase Date or fails to perform its obligations under Section 6;

(c) Either Seller or Guarantor shall fail to perform, observe or comply with any other material term, covenant or agreement contained in the Program Documents (other than Exhibit B to this Agreement and the other “Events of Default” set forth in this Section 19) and such failure is not cured within the time period expressly provided or, if no such cure period is provided, within five (5) Business Days (or one (1) Business Day with respect to a default on any payment obligation of Seller or Guarantor under the Program Documents not otherwise addressed in this Section 19 or one (1) Business Day if the Purchased Loans exceed any applicable sublimits) of the earlier of (i) such party’s receipt of written notice from Buyers or Custodian of such breach or (ii) the date on which such party obtains notice or knowledge of the facts giving rise to such breach;

(d) Any representation or warranty made by Seller or Guarantor (or any of Seller’s or Guarantor’s officers) in the Program Documents or in any other document delivered in connection therewith shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations or warranties in Exhibit B which shall be considered solely for the purpose of determining whether the related Purchased Loan is an Eligible Loan, unless Seller shall have made any such representations or warranties with the knowledge that they were materially false or misleading at the time made or repeated or deemed to have been made or repeated);

(e) Guarantor or any of Guarantor’s Subsidiaries shall default under or shall otherwise fail to perform as requested under, or shall otherwise breach the material terms of, in each case beyond any applicable cure period, any instrument, agreement or contract relating to Indebtedness in excess of Two Million Dollars ($2,000,000) and such default, failure or breach shall entitle any counterparty to declare such Indebtedness to be due and payable prior to the maturity thereof;

(f) A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries, or of any of Seller’s, Guarantor’s or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such Property; or Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries generally fails to pay Seller’s, Guarantor’s or Seller’s or Guarantor’s Subsidiaries debts as they become due; or Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries; or any of Seller’s, Guarantor’s or Seller’s or Guarantor’s Subsidiaries’ Property is sequestered by court or administrative order; or a petition is filed against Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect;

(g) Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries, or of all or any part of Seller’s, Guarantor’s or Seller’s or Guarantor’s Subsidiaries Property; or makes an assignment for the benefit of Seller, Guarantor or Seller’s or Guarantor’s Subsidiaries’ creditors;

(h) Any final judgment or order for the payment of money in excess of Ten Thousand Dollars ($10,000) with respect to the Seller, or Two Million Dollars ($2,000,000) with respect to the Guarantor in the aggregate (to the extent that it is, in the reasonable determination of Buyers, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provisions shall not be made for such discharge) satisfied, or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries, as applicable, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(i) Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries, or shall have taken any action to displace the management of Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries or to curtail its authority in the conduct of the business of Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries as an issuer, buyer or a seller/servicer of Loans or securities backed thereby;

(j) Any Material Adverse Effect shall have occurred with respect to Seller, Guarantor or any of Seller’s or Guarantor’s Subsidiaries;

(k) Either (i) Seller or Guarantor shall admit in writing its inability to, or intention not to, perform any of Seller’s or Guarantor’s respective material Obligations, or (ii) Buyers shall have determined in good faith that either of Seller or Guarantor is unable to meet its commitments;

(l) Except as expressly permitted in this Agreement, Seller or Guarantor dissolves, merges or consolidates with another entity, or sells, transfers, or otherwise disposes of a material portion of Seller’s or Guarantor’s (as applicable) business or assets unless Buyers’ written consent is given;

(m) This Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any material portion of the Purchased Loans or Collateral purported to be covered hereby;

(n) Either Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import or shall indicate that Seller or Guarantor has a negative net worth or is insolvent;

(o) A Change in Control of Guarantor, Servicer or Seller or a material change in the management of the Guarantor or Seller shall have occurred which has not been approved by Buyers, including the resignation, removal or other substantial change in the management responsibilities of David Akre, Steven Schnall or Michael Wirth;

(p) Buyers shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of Seller or Guarantor and such reasonable information and/or responses shall not have been provided within five (5) Business Days of such request;

(q) If Seller or Guarantor admits its inability or is manifestly unable to perform fully when such performance will become due any obligation on Seller’s or Guarantor’s part to any broker, dealer, bank or other financial institution in respect of a transaction involving securities, commodities or other instruments not then due (regardless of whether Buyers have any right, title or interest therein);

(r) Guarantor shall fail to satisfy any of the financial covenants set forth in Section 14(g)(ii) of this Agreement;

(s) If the Seller, Guarantor or any of their Affiliates shall default in respect of any transaction with Buyers or any of their Affiliates and such breach is not remedied in one (1) Business Day;

(t) Any material amendment is made to the Underwriting Guidelines (referred to in (i) of the definition thereof) or Acquisition Guidelines (referred to in (i) of the definition thereof) that shall not have been previously approved by Buyer;

(u) An event of default (as defined in the Servicing Agreement) on the part of the Servicer under the Servicing Agreement shall have occurred and shall be continuing (a “Servicer Event of Default”) but only if and when (1) such Servicer Event of Default shall have a material adverse effect upon the collectibility, enforceability or payment performance of the Purchased Loans, and (2) Seller has failed to either repurchase the affected Purchased Loans at the Repurchase Price or transfer servicing of the affected Purchased Loans to a successor servicer reasonably acceptable to the Buyers within sixty (60) days of such Servicer Event of Default;

(v) The failure of such Guarantor to continue to be (i) qualified as a REIT as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by a Guarantor of any material “prohibited transactions” as defined in Sections 857(b) and 856(c) of the Code; or

(w) After such time as a Guarantor has elected to be treated as a REIT, the failure of such Guarantor to satisfy any of the following asset or income tests and a Material Adverse Effect has occurred:

(i) At the close of each taxable year, at least 75 percent of such Guarantor’s gross income consists of (A) “rents from real property” within the meaning of Section 856(c)(3)(A) of the Code, (B) interest on obligations secured by mortgages on real property or on interests in real property, within the meaning of Section 856(c)(3)(B) of the Code, (C) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not property described in Section 1221(a)(1) of the Code, within the meaning of Section 856(c)(3)(C) of the Code, (D) dividends or other distributions on, and gain (other than gain from “prohibited transactions” within the meaning of Section 857(b)(6)(B)(iii) of the Code) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other qualifying REITs within the meaning of Section 856(d)(3)(D) of the Code, and (E) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code;

(ii) At the close of each taxable year, at least 95 percent of such Guarantor’s gross income consists of (A) the items of income described in paragraph (i) hereof (other than those described in Section 856(c)(3)(I) of the Code), (B) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code, (C) interest and (D) dividends, in each case within the meaning of Section 856(c)(2) of the Code;

(iii) At the close of each quarter of the Guarantor’s taxable year, at least 75 percent of the value of such Guarantor’s total assets (as determined in accordance with Treasury Regulations Section 1.856-2(d)) has consisted of and will consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of the Guarantor’s operations, but not including receivables purchased from another person), and Government Securities;

(iv) At the close of each quarter of each of the Guarantor’s taxable years, (A) not more than 25 percent of the Guarantor’s total asset value will be represented by securities (other than those described in paragraph 3), (B) not more than 20 percent of the Guarantor’s total asset value will be represented by securities of one or more taxable REIT subsidiaries, and (C) (1) not more than 5 percent of the value of the Guarantor’s total assets will be represented by securities of any one issuer (other than Government Securities and securities of taxable REIT subsidiaries), and (2) the Guarantor will not hold securities possessing more than 10 percent of the total voting power or value of the outstanding securities of any one issuer (other than Government Securities, securities of taxable REIT subsidiaries, and securities of a qualified REIT subsidiary within the meaning of Section 856(i) of the Code).

20. REMEDIES

Upon the occurrence of an Event of Default, Buyers, at their option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 19(f), (g) or (k) hereof), shall have the right to exercise any or all of the following rights and remedies:

(a)  a)  The Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Seller’s obligations hereunder to repurchase all Purchased Loans at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be remitted to and retained by Buyers and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; each of Seller, Servicer (unless Servicer is not an Affiliate of Guarantor or Seller) and Guarantor shall immediately deliver to Buyers or their designee any and all original papers, records and files relating to the Purchased Loans subject to such Transaction then in its possession and/or control; and all right, title and interest in and entitlement to such Purchased Loans and Servicing Rights thereon shall be deemed transferred to Buyers or their designee.

(ii) Buyers may (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 20(a)(i) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyers may reasonably deem satisfactory any or all Purchased Loans and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Loans, to give Seller credit for such Purchased Loans in an amount equal to the Market Value of the Purchased Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. Seller shall remain liable to Buyers for any amounts that remain owing to Buyers following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Loans shall be applied first to the reasonable costs and expenses incurred by Buyers in connection with or as a result of an Event of Default; second to Breakage Costs, costs of cover and/or related hedging transactions; third to the aggregate Repurchase Prices; and fourth to all other Obligations.

(iii) The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans may not be liquid. In view of the nature of the Purchased Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyers may elect the time and manner of liquidating any Purchased Loan and nothing contained herein shall obligate Buyers to liquidate any Purchased Loan on the occurrence of an Event of Default or to liquidate all Purchased Loans in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyers. Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

(b) Seller hereby acknowledges, admits and agrees that Seller’s obligations under this Agreement are recourse obligations of Seller to which Seller pledges its full faith and credit. In addition to their rights hereunder, Buyers shall have the right to proceed against any of Seller’s assets which may be in the possession of Buyers, any of Buyers’ Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyers pursuant to this Agreement. Buyers may set off cash, the proceeds of the liquidation of the Purchased Loans and Additional Purchased Loans, any other Collateral or its proceeds and all other sums or obligations owed by Buyers to Seller against all of Seller’s Obligations to Buyers, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Buyers’ right to recover any deficiency.

(c) Buyers shall have the right to obtain physical possession of the Records and all other files of Seller relating to the Purchased Loans and all documents relating to the Purchased Loans which are then or may thereafter come into the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyers such assignments as Buyers shall request.

(d) Buyers shall have the right to direct all Persons servicing the Purchased Loans to take such action with respect to the Purchased Loans as Buyers determine appropriate.

(e) Buyers shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Loans and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Loans and any other Collateral or any portion thereof, and do anything that Buyers are authorized hereunder to do. Seller shall pay all costs and expenses incurred by Buyers in connection with the appointment and activities of such receiver.

(f) Buyers may, at their option, enter into one or more Hedge Instruments covering all or a portion of the Purchased Loans, and the Seller shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Hedge Instruments; including without limitation any losses resulting from such Hedge Instruments.

(g) In addition to all the rights and remedies specifically provided herein, Buyers shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute, including, without limitation, all rights and remedies available to a purchaser/secured party under the Uniform Commercial Code.

Except as otherwise expressly provided in this Agreement, Buyers shall have the right to exercise any of their rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

Buyers may enforce their rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyers to enforce their rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Loans and any other Collateral or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Seller shall cause all sums received by it or any of its Affiliates or the Servicer with respect to the Purchased Loans to be deposited with Buyers or Buyers’ designee promptly upon receipt thereof. Seller shall be liable to Buyers for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and Breakage Costs including, without limitation, all costs and expenses incurred within thirty (30) days of the Event of Default in connection with hedging or covering transactions related to the Purchased Loans, conduit advances and payments for mortgage insurance.

21. DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

No failure on the part of Buyers to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyers of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyers provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyers to exercise any of their rights under any other related document. Buyers may exercise at any time after the occurrence of an Event of Default one or more remedies, as they so desire, and may thereafter at any time and from time to time exercise any other remedy or remedies.

22. USE OF EMPLOYEE PLAN ASSETS

No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) shall be used by either party hereto in a Transaction.

23. INDEMNITY

(a) Seller and Guarantor agree to pay on demand (with interest thereon at the Default Rate following an Event of Default) (i) all reasonable out-of-pocket costs and expenses of Buyers and the Custodian in connection with the preparation, execution, delivery, modification, administration and amendment of the Program Documents (including, without limitation, (A) all collateral review and UCC search and filing fees and expenses and (B) the reasonable fees and expenses of counsel for Buyers with respect to advising Buyers as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with Seller or Guarantor or with other creditors of Seller or Guarantor or any of their Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto), (ii) all reasonable out-of-pocket expense and reasonable attorneys’ fees in connection with the taking of any action, including legal, required or permitted to be taken by Buyers and/or Custodian pursuant to the Program Documents, any “due diligence” or loan agent reviews conducted by Buyers on their behalf and (iii) all costs and expenses of Buyers in connection with the enforcement of this Agreement (including any waivers), whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for Buyers) whether or not the transactions contemplated hereby are consummated.

(b) Seller and Guarantor agree to indemnify and hold harmless Buyers and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same is incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and allocated costs of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including without limitation, in connection with) (i) any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of Seller or Guarantor or Seller’s or Guarantor’s officer in this Agreement or any other Program Document, and all actions taken pursuant thereto, (ii) the Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, or any indemnity payable under the Servicing Agreement or other servicing arrangement, (iii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, or (iv) the actual or alleged violation of any federal, state, municipal or local predatory lending laws, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or is the result of a claim made by Seller or Guarantor against the Indemnified Party, and Seller or Guarantor is ultimately the successful party in any resulting litigation or arbitration. Seller and Guarantor also agree not to assert (and to cause Servicer not to assert) any claim against Buyers or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Program Documents, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(c) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Party in respect of which the indemnity provided above may be sought from Seller or Guarantor (the “Indemnifying Party”) each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses and reasonable legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party which gives rise to a conflict of interest (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be acceptable to the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party (to which the Indemnified Party did not consent), but, if settled with its written consent, or if there is a final non-appealable judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this paragraph, the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(d) Without limitation on the provisions of Section 6, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 20 or for any other reason, Seller shall upon demand by Buyers, pay to Buyers any Breakage Costs incurred as of a result of such payment.

(e) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyers, in their sole discretion and Seller shall remain liable for any such payments by Buyers. No such payment by Buyers shall be deemed a waiver of any of Buyers’ rights under the Program Documents.

(f) Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 23 shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Loans by Buyers against full payment therefore.

24. WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Loans as a result of restrictions upon Buyers or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Loans shall be disposed of in the event of any disposition pursuant hereto.

25. REIMBURSEMENT; SET-OFF

All sums reasonably expended by Buyers in connection with the exercise of any right or remedy provided for herein shall be and remain Seller’s obligation. Seller agrees to pay, with interest at the Default Rate to the extent that an Event of Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Buyers and/or Custodian in connection with the preparation, negotiation, enforcement (including any waivers), administration and amendment of the Program Documents (regardless of whether a Transaction is entered into hereunder), the taking of any action, including legal or Guarantor action, required or permitted to be taken by Buyers (without duplication to Buyers) and/or Custodian pursuant thereto, any “due diligence” or loan agent reviews conducted by Buyers or on their behalf or by refinancing or restructuring in the nature of a “workout.”

If Buyers determine that, due to the introduction of, any change in, or the compliance by Buyers with (i) any eurocurrency reserve requirement, or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyers in engaging in the present or any future Transactions, then Seller agrees to pay to Buyers, from time to time, upon demand by Buyers (with a copy to Custodian) the actual cost of additional amounts as specified by Buyers to compensate Buyers for such increased costs. Notwithstanding any other provisions in this Agreement, in the event of any such change in the eurocurrency reserve requirement or the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority, Seller will have the right to terminate all Transactions then outstanding as of a date selected by Seller, which date shall be prior to the applicable Repurchase Date and which date shall thereafter for all purposes hereof, be deemed to be the Repurchase Date. In addition, Buyers shall promptly notify Seller if any events in clause (i) or (ii) of this Section 25 occur.

In addition to any rights and remedies of Buyers hereunder and by law, Buyers shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyers or any Affiliate thereof to or for the credit or the account of Seller, Guarantor or Originator. Buyers agrees to promptly notify Seller after any such set-off and application made by Buyers; provided that the failure to give such notice shall not affect the validity of such set-off and application.

26. FURTHER ASSURANCES

Seller and Guarantor agree to do such further acts and things and to execute and deliver to Buyers such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyers to carry into effect the intent and purposes of this Agreement, to perfect the interests of Buyers in the Purchased Loans or to better assure and confirm unto Buyers their rights, powers and remedies hereunder.

27. ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION

This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Loans and Additional Purchased Loans thereto, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

28. TERMINATION

This Agreement shall remain in effect until the Termination Date provided, however, that no such termination shall affect Seller’s outstanding obligations to Buyers at the time of such termination. Seller’s obligations to indemnify Buyers pursuant to this Agreement and the other Program Documents shall survive the termination hereof.

29. ASSIGNMENT

The Program Documents are not assignable by Seller or Guarantor. Buyers in their sole discretion may at any time assign all or a portion of their rights and obligations under this Agreement and the Program Documents; provided, however, that Buyers shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyers and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyers hereunder, and (b) Buyers shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of any Buyer which assumes the obligations of such Buyer or (ii) to another Person which assumes the obligations of such Buyer, be released from its obligations hereunder accruing thereafter and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyers unless otherwise notified by Buyers in writing. Buyers may distribute to any prospective assignee any document or other information delivered to Buyers by Seller. Notwithstanding any assignment by Buyers pursuant to this Section 29, Buyers shall remain liable as to the Transactions.

30. AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Guarantor, Seller and Buyers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

31. SEVERABILITY

If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

32. BINDING EFFECT; GOVERNING LAW

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Guarantor nor Seller may assign or transfer any of their respective rights or obligations under this Agreement or any other Program Document without the prior written consent of Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

33. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS

EACH OF SELLER AND GUARANTOR HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROGRAM DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH OF SELLER AND GUARANTOR HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS, ON BEHALF OF ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH OF SELLER AND GUARANTOR HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION SUCH PARTY MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS. EACH OF SELLER AND GUARANTOR HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY ANOTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN THIS SECTION 33 AND TO SUCH PARTY’S ADDRESS SPECIFIED IN SECTION 36 OR SUCH OTHER ADDRESS AS SUCH PARTY SHALL HAVE PROVIDED IN WRITING TO THE OTHER PARTIES HERETO. NOTHING IN THIS SECTION 33 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO (I) SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, OR (II) BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

34. SINGLE AGREEMENT

Seller, Guarantor and Buyers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller, Guarantor and Buyers each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

35. INTENT

Seller and Buyers recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (“USC”), a “forward contract” as that term is defined in Section 101 of Title 11 of the USC, and a “securities contract” as that term is defined in Section 741 of Title 11 of the USC.

It is understood that each Buyer’s right to liquidate the Purchased Loans delivered to it in connection with the Transactions hereunder, to accelerate or terminate this Agreement or to exercise any other remedies pursuant to Section 20 hereof is a contractual right to liquidate, terminate and accelerate such Transaction as described in Sections 555 and 559 of Title 11 of the USC.

36. NOTICES AND OTHER COMMUNICATIONS

Except as provided herein, all notices required or permitted by this Agreement shall be in writing (including without limitation by Electronic Transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission and notices being sent by first class mail, postage prepaid, shall be deemed to be received five (5) Business Days following the mailing thereof. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to Seller:	NYMC Mortgage Loan Corporation
1301 Avenue of the Americas
7th Floor New York, New York 10019
Attention: President
Telephone: 212-634-9400
Facsimile: 212-655-6269

With a copy to:	New York Mortgage Trust, Inc. Attention: General Counsel Telephone: 212-634-9400 Facsimile: 212-655-6269

if to Guarantor:	New York Mortgage Trust, Inc.
1301 Avenue of the Americas
7th Floor New York, New York 10019
Attention: President
Telephone: 212-634-9400
With a copy to:	Facsimile: 212-655-6269 NYMC Mortgage Loan Corporation Attention: General Counsel Telephone: 212-634-9400 Facsimile: 212-655-6269

if to Aspen:	Aspen Funding Corp.
60 Wall Street
New York, NY 10005
Attention: Vincent D’Amore
Telephone: (212) 250-7328
Facsimile: (212) 797-5160

if to Newport:	Newport Funding Corp.
60 Wall Street
New York, NY 10005
Attention: Vincent D’Amore
Telephone: (212) 250-7328
Facsimile: (212) 797-5160

if to DBSP:	DB Structured Products, Inc.
60 Wall Street
New York, NY 10005
Attention: Vincent D’Amore
Telephone: (212) 250-7328
Facsimile: (212) 797-5160

or to such other address or facsimile number as either party may notify to the other in writing from time to time. Notices required hereunder to be provided to one Buyer must be simultaneously provided to all Buyers.

37. CONFIDENTIALITY

The Program Documents and their respective terms, provisions, supplements and amendments, and transactions and notices hereunder, are proprietary to Buyers and Agent and shall be held by Seller and Guarantor (and Seller and Guarantor shall cause Servicer to hold it) in strict confidence and shall not be disclosed to any third party without the consent of Buyers except for (i) disclosure to Seller’s or Guarantor’s direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions or (ii) with prior written notice to Buyers, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior written notice to Buyers, disclosure to any approved hedge counterparty to the extent necessary to obtain any Hedge Instrument hereunder or (iv) with prior written notice to Buyers, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that in the case of (iv), the Seller and the Guarantor shall not file the Pricing Side Letter with the SEC or state securities office. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, tax treatment and tax structure shall not include (i) the identity of any existing or future party (or any Affiliate of such party) to this Agreement or (ii) any specific pricing information or other commercial terms, including the amount of any fees, expenses, rates or payments arising in connection with the transactions contemplated by this Agreement.

38. DUE DILIGENCE

Each of Seller and Guarantor agrees to promptly provide Buyers and their agents with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) relating to its financial condition, the performance of its obligations under the Program Documents, the documents contained in the Servicing File or the Purchased Loans in the possession, or under the control, of Servicer, Seller or Guarantor. In addition, Buyers have the right to perform continuing due diligence reviews on a quarterly basis (or with respect to the Servicer, as provided in the Servicing Side Letter) (x) Seller, Servicer, Guarantor and their respective Affiliates, directors, officers, employees and significant shareholders, including, without limitation, their respective financial condition and performance of their obligations under the Program Documents, and (y) the Servicing File and the Purchased Loans. Seller shall also make available to Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyers shall enter into transactions with Seller based solely upon the information provided by Seller to Buyers and the representations, warranties and covenants contained herein, and that Buyers, at their option, has the right at nay time to conduct a partial or complete due diligence review on some or all of the Purchased Loans, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Loans. Seller and Guarantor shall pay Buyers’ out-of-pocket costs and expenses incurred in connection with any due diligence hereunder or under the Servicing Side Letter.

39. NO PROCEEDINGS

(a) The Guarantor and Seller hereby covenant and agree (which agreement, shall, pursuant to the terms of this Agreement, be binding upon its successors and assigns) that it shall not institute against, or join any other Person in instituting against, Aspen or Newport any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper Note (whether or not issued to fund a Transaction under this Agreement) issued by Aspen or Newport, as applicable, is paid. Notwithstanding anything in this Agreement to the contrary, any breach of the terms or conditions of this Section 39 shall not be subject to any grace or cure period. The agreements in this Section 39(a) shall survive the termination of this Agreement and the satisfaction of all Obligations under the Program Documents.

(b) The Guarantor hereby covenants and agrees that it will not at any time (until the expiration of one year and one day following the satisfaction of all Obligations under the Program Documents) institute against the Seller, or solicit or join in or cooperate with or encourage any institution against the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations under the Program Documents. Notwithstanding anything to the contrary contained in this Agreement, any breach of the terms or conditions of this Agreement shall not be subject to any grace or cure period. The agreements in this Section 39(b) shall survive the termination of this Agreement and the satisfaction of all Obligations under the Program Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Guarantor and Buyers have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.

NYMC LOAN CORPORATION, as Seller By: /s/ Steven B. Schnall Name: Steven B. Schnall Title: Chief Executive Officer

NEW YORK MORTGAGE TRUST, INC., as Guarantor By: /s/ Steven B. Schnall Name: Steven B. Schnall Title: Chief Executive Officer

DB STRUCTURED PRODUCTS, INC., as Buyer and Agent, as applicable By: /s/ Vincent D'Amore Name: Vincent D'Amore Title: Authorized Signature

By: Name: Title:

ASPEN FUNDING CORP., as Buyer and Agent, as applicable By: /s/ Doris J. Hearn Name: Doris J. Hearn Title: Vice President

NEWPORT FUNDING CORP., as Buyer and Agent, as applicable By: /s/ Doris J. Hearn Name: Doris J. Hearn Title: Vice President

ANNEX I

BUYER ACTING AS AGENT

This Annex I forms a part of the Master Repurchase Agreement dated as of December 13, 2005 (the “Agreement”) among DB Structured Products, Inc., Aspen Funding Corp., Newport Funding Corp., NYMC Loan Corporation and New York Mortgage Trust, Inc. This Annex I sets forth the terms and conditions governing all transactions in which the Buyer selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1.
Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or the related Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2.
Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Loans or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Loans, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, and such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such Information regarding the financial status of such Principals as the other party may reasonably request.

3.
Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals; provided that Agent shall remain liable for performance pursuant to Section 11 of the Agreement, and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

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4.	Multiple Principals.

(a)
In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of a single Principal.

(b)
In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyers’ and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)
In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s and Seller’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

(d)
Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

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5.
Interpretation of Terms. All references to “Seller” or “Buyer”, as the case may be, in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex 1), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Seller” or “Buyer”, as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Seller’s obligations to Buyers or Buyers’ obligations to Seller, as the case may be, and for receipt of performance by Buyers of their obligations to Seller or Seller of its obligations to Buyers as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

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EXHIBIT A-1

MONTHLY CERTIFICATION

I, _______________________, _______________________ of NYMC Loan Corporation (the “Company”), do hereby certify that the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of December 13, 2005, by and among DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., New York Mortgage Trust, Inc. and the Company.

IN WITNESS WHEREOF, I have signed this certificate.

Date: ____________, 200_
NYMC LOAN CORPORATION
By:________________________
Name:
Title:

[SEAL]

I, ________________________, ___________________ of the Company, do hereby certify that _____________________ is the duly elected or appointed, qualified and acting __________________of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

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EXHIBIT A-2
QUARTERLY CERTIFICATION

I, _______________________, _______________________ of New York Mortgage Trust, Inc. (the “Guarantor”), in accordance with that certain Master Repurchase Agreement (“Agreement”), dated as of December 13, 2005, by and among DB Structured Products, Inc., Aspen Funding Corp. and Newport Funding Corp., NYMC Loan Corporation and the Guarantor do hereby certify that:
(i)
there have not been any modifications to the Acquisition Guidelines (referred to in (i) of the definition thereof) or the Underwriting Guidelines (referred to in (i) of the definition thereof) that have not been approved by Buyer;

(ii)
all additional modifications to the Acquisition Guidelines (referred to in (i) of the definition thereof) or the Underwriting Guidelines (referred to in (i) of the definition thereof) since the date of the most recent disclosure to Buyers of any modification thereto are set forth herewith;

(iii)	the Adjusted Tangible Net Worth of the Guarantor exceeds $90,000,000;

(iv)	the ratio of the Guarantor’s Total Indebtedness to Adjusted Tangible Net Worth is less than 15:1;

(v)
the Guarantor has maintained at all times during this fiscal quarter Liquidity of at least the greater of $15,000,000 and one percent (1%) of the unpaid principal balance of all assets of Guarantor under repurchase or secured credit arrangements to which the Guarantor is a party; and

(vi)	the Guarantor’s net income before taxes, for any period of two consecutive fiscal quarters (commencing with the period ending September, 2005), is not less than $1.00.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date: ____________, 200_

NEW YORK MORTGAGE TRUST, INC.

By:_________________________ Name: Title:

[SEAL]

I, ________________________, ___________________ of the Guarantor, do hereby certify that _____________________ is the duly elected or appointed, qualified and acting __________________of the Guarantor, and the signature set forth above is the genuine signature of such officer on the date hereof.

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EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS OTHER THAN SMALL BALANCE COMMERCIAL LOANS

All capitalized terms below shall have the definitions set forth in the Agreement.

(a) Loans as Described. The information set forth on the Loan Schedule is complete, true and correct.

(b) Payments Current. Other than Delinquent Loans which are subject to the sub-limits set forth on Exhibit A to the Pricing Side Letter, all payments required to be made up to the related Purchase Date for the Loan under the terms of the Note have been made and credited. Other than Delinquent Loans which are subject to the sub-limits set forth in the Pricing Side Letter, as of the date of the related Purchase Date, no payment required under the Loan is Delinquent nor has any payment under the Loan been Delinquent for thirty (30) days or more.

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Seller nor the related Originator have advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Loan, except for interest accruing from the date of the Note or date of disbursement of the Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(d) Original Terms Unmodified. The terms of the Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyers and which has been delivered to Custodian and the terms of which are reflected in the Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Loan Schedule.

(e) No Defenses. The Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. No Mortgagor was or is a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Loan was originated or as of the date hereof.

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(f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greater of (i) 100% of the replacement cost of all improvements to the Mortgaged Property or (ii) the outstanding principal balance of the Loan, but in any event at least equal to the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with that required by Fannie Mae and Freddie Mac. If upon origination of the Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the originator and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without thirty (30) days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyers upon the consummation of the transactions contemplated by this Agreement. Neither the Seller nor the related Originator have engaged in, and have no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller or the related Originator.

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations and the Seller shall maintain in its possession, available for Buyers’ inspection, and shall deliver to Buyers, upon demand, evidence of compliance with all such requirements;

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Seller nor the related Originator have waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Loan to be in default, nor has the Seller or the related Originator waived any default resulting from any action or inaction by the Mortgagor.

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(i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Loan Schedule and is not secured by an interest in a leasehold estate, the Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four- family dwelling, or a Fannie Mae eligible condominium project, or an individual unit in a planned unit development or a co-operative unit and such residence or dwelling is not a mobile home or a manufactured home (other than a Manufactured Home), provided, however that any condominium unit or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Acquisition Guidelines or Underwriting Guidelines (as applicable). No portion of the Mortgaged Property is used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to each Loan that is a Manufactured Home, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of 400 square feet of living space, a minimum width of 102 inches and is of a kind customarily used at a fixed location. The fair market value of the Manufactured Home securing each contract was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser.

(j) Valid First or Second Lien. The Mortgage (including any Negative Amortization that may arise thereunder in respect of an Option ARM Loan, to the extent permitted under the Pricing Side Letter) is a valid, subsisting, enforceable and perfected first or second priority lien and first or second priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(A) the lien of current real property taxes and assessments not yet due and payable;

(B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(D) with respect to each Second Lien Mortgage Loan, a prior mortgage lien on the Mortgaged Property.

Any Security Agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, subsisting and enforceable (i) first lien and first priority perfected security interest with respect to each First Lien Mortgage Loan, or (ii) second lien and second priority perfected security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the related Buyer. Except with respect to any Second Lien Mortgage Loan, the Mortgaged Property was not, as of the date of origination of the Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k) Validity of Loan Documents. The Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and any other related agreement had legal capacity to enter into the Loan and to execute and deliver the Note, the Mortgage and any other related agreement, and the Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, negligence, misrepresentation or omission of fact with respect to a Loan has taken place on the part of the Seller, the related Originator or the Mortgagor or any other party involved in the origination or servicing of the Loan. The Seller and the related Originator have reviewed all of the documents constituting the Servicing File and have made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein.

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(l) Full Disbursement of Proceeds. The Loan has been closed and the proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

(m) Ownership. Immediately prior to the date hereof, the related Originator, and on the date hereof the Seller is the sole owner of record and holder of the Loan. The Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Loan therein to the related Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Loan pursuant to this Agreement and following the sale of each Loan, the related Buyer will own such Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

(n) Doing Business. All parties which have had any interest in the Loan, whether as Mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

(o) Title Insurance. The Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Mortgagee, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan (including, to the extent a Note provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage), and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate, Monthly Payment and Negative Amortization, subject only to the exceptions contained in clauses (A), (B), and (C), and with respect to each Second Lien Mortgage Loan, clause (D) of Paragraph (j) of this Exhibit B. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Mortgagee, its successors and assigns is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the Mortgage, including Seller and Guarantor, have done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller or Guarantor.

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(p) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller, Guarantor nor any of their predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage.

(q) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(r) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(s) Origination; Payment Terms. At the time the Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. Except for an Option ARM Loan (to the extent permitted under the Pricing Side Letter), no Loan is a Negative Amortization Loan. Except for an Interest-Only Loan or Option ARM Loan (each to the extent permitted under the Pricing Side Letter), principal payments on the Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Loans, on each Adjustment Date to equal the applicable Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Maximum Mortgage Interest Rate. Except for an Interest-Only Loan or Option ARM Loan (each to the extent permitted under the Pricing Side Letter), the Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to an Adjustable Rate Mortgage Loan, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Note is no more than sixty (60) days from the date of the Note. With respect to each Interest-Only Loan, the interest-only period shall not exceed the period specified on the Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Loan. With respect to an Option ARM Loan (to the extent permitted under the Pricing Side Letter), the related Note requires a Monthly Payment which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Note and to pay interest at the related Mortgage Interest Rate; provided that the Monthly Payment shall not increase to an amount that exceeds 107.5% of the amount of the Monthly Payment that was due immediately prior to the Payment Adjustment Date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the Monthly Payment that occurs in a year in which the Loan has been outstanding for a multiple of five (5) years and in any such year the Monthly Payment shall be adjusted to fully amortize the Loan over the remaining term.

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(t) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption.

(u) Conformance with Acquisition Guidelines, Underwriting Guidelines and Agency Standards. The Loan was acquired or underwritten in accordance with the Acquisition Guidelines or the Underwriting Guidelines, as to the case may be, in effect at the time the Loan was originated. The Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac and Seller and Guarantor have not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

(v) Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller and Guarantor have not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller and Guarantor have not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

(w) No Additional Collateral. The Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable Security Agreement or chattel mortgage referred to in Paragraph (j) above.

(x) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Custodian or Buyers to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

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(y) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller and Guarantor have no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Loan as an unacceptable investment, cause the Loan to become Delinquent, or adversely affect the value or marketability of the Loan.

(z) Delivery of Mortgage Loan Documents. Other than with respect to Wet-Ink Mortgage Loans, the Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by Seller under this Agreement have been delivered to Buyers or Custodian, and Seller is in possession of a complete, true and accurate Mortgage File in compliance with Section 2 of the Custodial Agreement, except for such documents the originals of which have been delivered to Buyers or Custodian.

(aa) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

(bb) Transfer of Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

(dd) Consolidation of Future Advances. Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount (including any Negative Amortization) is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee’s consolidated interest (including any Negative Amortization) or by other title evidence acceptable to Fannie Mae and Freddie Mac. Except with respect to an Option ARM Loan (to the extent permitted under the Pricing Side Letter), the consolidated principal amount does not exceed the original principal amount of the Loan.

(ee) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended.

(ff) Collection Practices; Escrow Deposits; Adjustable Rate Mortgage Loan Adjustments. The origination and collection practices used with respect to the Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of Seller, Servicer or any third-party servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Loan is covered by a life of loan tax service contract. All Escrow Payments have been collected in full compliance with state and federal laws. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Note. Any interest required to be paid pursuant to state and local laws has been properly paid and credited.

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(gg) Appraisal. The Servicing File includes an appraisal of the Mortgaged Property signed prior to the final approval of the Mortgage application by an appraiser qualified under Fannie Mae and Freddie Mac guidelines who at that time (i) was licensed in the state where the Mortgaged Property is located, (ii) had no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security therefor, and (iii) did not receive compensation that was affected by the approval or disapproval of the Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice and all applicable Federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Loan, Seller shall have received and included in the Servicing File a recertification of the appraisal.

(hh) Servicemembers’ Civil Relief Act. The Mortgagor has not notified Seller or Guarantor, and Seller and Guarantor have no knowledge of, any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act or any similar state statute.

(ii) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which Seller and the related Originator are aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Seller’s and the related Originator’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property.

(jj) No Construction Loans. No Loan was made in connection with (a) facilitating the trade-in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property, unless the Loan is a construction-to-permanent mortgage loan listed on the Loan Schedule which has been fully disbursed, all construction work is complete and a completion certificate has been issued.

(kk) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, primary mortgage insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or the related Originator or any designee of Seller or the related Originator or any corporation in which Seller or the related Originator or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ll) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

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(mm) Mortgagor Acknowledgment. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of Adjustable Rate Mortgage Loans. Seller shall maintain such documents in the Servicing File.

(nn) Predatory Lending Regulations. No Loan is a High Cost Loan.

(oo) Qualified Mortgage. The Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) or any successor provision thereof of the Code.

(pp) Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyers in any insurance policies applicable to the Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

(qq) Simple Interest Mortgage Loans. None of the Loans are simple interest Loans.

(rr) Prepayment Fee. With respect to each Loan that has a prepayment fee feature, each such prepayment fee is enforceable and was originated in compliance with all applicable federal, state and local laws and will be enforced by Seller for the benefit of Buyers, and is only payable (i) with respect to a Loan originated prior to October 1, 2002, during the first 5 years of the term of the Loan, and (ii) with respect to a Loan originated on or after October 1, 2002, during the first 3 years of the term of the Loan.

(ss) Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Loan and shall assign all such contracts to Buyer.

(tt) CLTV. No First Lien Mortgage Loan or Second Lien Mortgage Loan has a CLTV in excess of 100%;

(uu) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Servicing File.

(vv) Wet-Ink Mortgage Loans. With respect to each Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage File as agent and bailee for Buyers or Buyers’ agent and to promptly forward such Mortgage File in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.

(ww) No Equity Participation. No document relating to the Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller and Guarantor have not financed nor do they own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(xx) Proceeds of Loan. The proceeds of the Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent thereof unless such debt was originated more than 12 months prior to the origination of such Loan.

(yy) Withdrawn Loans. If the Loan has been released to Seller or its designee pursuant to a Request for Release as permitted under Section 5(a) or 5(b) of the Custodial Agreement, then the Note relating to the Loan was returned to Custodian within ten (10) calendar days and if released under a bailee letter pursuant to Section 5(c), such Note was returned within forty-five (45) calendar days.

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(zz) Origination Date. Other than Delinquent Loans which are subject to the sub-limits set forth in the Pricing Side Letter, the origination date is no earlier than ninety (90) days prior to the date the Loan is initially purchased by the related Buyer.

(aaa) No Exception. Custodian has not noted any material exceptions on a Loan Schedule as an Exception (as defined in the Custodial Agreement) with respect to the Loan which would materially and adversely affect the Loan or the related Buyer’s ownership of the Loan, unless consented to by the related Buyer.

(bbb) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(ccc) Endorsements. Each Note has been endorsed by a duly authorized officer of Seller or Guarantor for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

(ddd) Accuracy of Information. All information provided to Buyers by Seller and Guarantor with respect to the Loans is accurate in all material respects.

(eee) Servicing. The Servicer is the servicer of the Loans.

(fff) Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Loan.

(ggg) Insured Closing Letters. With respect to each Eligible Loan that is a Wet-Ink Mortgage Loan, Seller has received an insured closing letter from the related Settlement Agent.

(hhh) MIP Insurance. With respect to each Loan insured by HUD or the Department of Veterans Affairs, all insurance premiums (“MIP”) payable to HUD or the Department of Veterans Affairs, as applicable, in connection with such Loan were paid within the timeframe required by such agency to avoid the imposition of any late fees or penalty fees.

(iii) MIP Insurance Certificate. With respect to each Loan insured by HUD or the Department of Veterans Affairs, Seller or Guarantor have received the related insurance certificate from the applicable agency evidencing such insurance within sixty (60) days of the origination date of such Loan.

(jjj) MIP Documents. With respect to each Loan insured by HUD or the Department of Veterans Affairs, Seller or Guarantor have submitted all documents required by the applicable agency to insure such Loan (regardless of whether such documents are required to be contained in the related Servicing File) within thirty (30) days of the origination date of such Loan.

(kkk) MIP Access. With respect to each Loan insured by HUD or the Department of Veterans Affairs, Seller or Guarantor have provided access to Buyers to the lender number, password or any other information that may be required by the applicable agency or otherwise for Buyers to verify that the related MIP payments have been made.

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(lll) Georgia Loans. No Loan originated on or after October 1, 2002 and prior to March 7, 2003 is secured by property located in the State of Georgia.

(mmm) [Reserved]

(nnn) Fair Credit Reporting Act. Each of the Seller and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis.

(ooo) Predatory Lending Practices. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Loan. Each Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide.

(ppp) USA Patriot Act of 2001. Each of the Seller and Guarantor has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”). Each of the Seller and Guarantor has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable mortgagor and the origin of the assets used by the said mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable mortgagor for purposes of the Anti-Money Laundering Laws. No Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(qqq) Compliance with Predatory Laws. Any and all requirements of any federal, state or local predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Buyers or their designees, and shall deliver to the Buyers or their designees, upon two business days’ request, evidence of compliance with such requirements.

(rrr) Eligibility Criteria. The Loan is an Eligible Loan and complies with any other eligibility requirements set forth in the Pricing Side Letter.

(sss) MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loans, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

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(ttt) No Litigation. There is no pending or to the knowledge of the Seller, threatened action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the loans.

(uuu) Validity of Loans. With respect to each Cooperative Loan, each Coop Pledge Agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (a) the lien of the related Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Coop Pledge Agreement; provided, however, that the appurtenant Proprietary Lease may be subordinated or otherwise subject to the lien of any mortgage on the Project. There are no liens against or security interests in the collateral which have priority over the lender's security interest in the collateral, and such priority interest cannot be created in the future.

(vvv) Due Execution. With respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the Coop Pledge Agreement, the Proprietary Lease, the Stock Power, the Recognition Agreement, the Financing Statement and the Assignment of the Proprietary Lease and such documents have been duly and properly executed by such parties. Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan.
(www) No Default. With respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Coop Pledge Agreement and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid. The Seller has the right under the terms of the Mortgage Note, Coop Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.
(xxx) Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Apartment is located.

(yyy) Coop Pledge Agreement. With respect to each Cooperative Loan, each Coop Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Coop Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Apartment is transferred or sold without the consent of the holder thereof.

(zzz) Lawful Occupation. In the case of a Cooperative Loan, the related Cooperative Apartment is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Cooperative Apartment and the related Project and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(aaaa) Proprietary Lease. With respect to each Cooperative Loan, (i) the terms of the related Proprietary Lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.

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(bbbb) Financing Statements. With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan establishes in the Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Seller has full right to sell and assign the same.

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EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LOANS THAT ARE SMALL BALANCE COMMERCIAL LOANS

All capitalized terms used below shall have the definitions set forth in the Agreement.

(a) Loan Schedule. The information set forth on the Loan Schedule is complete, true and correct.

(b) Status of Loan. Each Loan is current with respect to all payments of interest and principal due prior to the related Closing Date.

(c) Whole Loan; Ownership of Mortgage Loans. Each Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the date hereof, the related Originator, and on the date hereof the Seller has good title to, and is the sole owner of, each Loan and has full right, power and authority to transfer, pledge and assign each of the Loans to the Buyers free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Each holder of the Loan was qualified and appropriately licensed (or was exempt from such qualification or license) to transact business in the jurisdiction in which the related Mortgaged Property is located at the time such entity had possession of the Mortgage Note except where the failure to be qualified or licensed would not have a material adverse effect on the Mortgage Loans. The pledge of the Loans to the related Buyer does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. None of the Mortgage Loan Documents restricts the Seller’s right to transfer the Loan to the related Buyer.

(d) Taxes and Other Assessments and Ground Lease Rents. There are no delinquent real estate taxes, ground rents, water charges, sewer rents, Ground Lease rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the Mortgage Property.

(e) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Loan constitutes a valid and, subject to the exceptions set forth below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet past due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, and (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the value or current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Loan debt (the foregoing items (a) through (d) being herein referred to as the “Permitted Encumbrances”). The related Assignment of Mortgage executed and delivered to the Custodian in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, and, assuming that the assignee has the capacity to acquire such Mortgage, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such Mortgage. Notwithstanding the fact that the Seller shall not be required to file Uniform Commercial Code financing statements or continuation statements, such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in this paragraph (iv) above, enforceable security interest in favor of the holder thereof in all of the related Mortgagor’s personal property used in the operation of the related Mortgaged Property. The Mortgage Note and the Mortgage have not been assigned or pledged, other than to lenders whose liens will be released prior to the related Closing Date or simultaneously with the related Buyer’s purchase hereunder, on the related Closing Date. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Loan establishes and creates a valid, existing and enforceable first or second lien and first or second priority security interest on the property described therein. As of the related Closing Date, Seller is the sole owner thereof and has full right to transfer and sell the Loans to Buyers free and clear of any lien or encumbrance equity, charge, claim or other security interest;

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(f) Assignment of Leases and Rents. The assignment of leases, rents and profits or similar agreement delivered in connection with each Loan and executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation leasing or disposition of all or a portion of each Mortgaged Property, in the form which was duly executed, acknowledged and delivered, and as amended, modified, renewed or extended through the date hereof and from time to time hereafter (each an “Assignment of Leases and Rents”) establishes and creates a valid and enforceable first priority collateral assignment in the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to Loans similar to the Mortgage Loans, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the Seller have the full right to assign the same. The related assignment of any Assignment of Leases and Rents not included in a Mortgage has been executed and delivered to the Buyers’ custodian in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(g) Servicing. The servicing and collection practices with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing business, as conducted by prudent mortgage lending institutions which service Loans of the same type in the jurisdiction in which the Mortgaged Property is located and in accordance with the terms of the Mortgage Note, Mortgage and other loan documents, whether such servicing was done by Seller, its affiliates or any servicing agent of any of the foregoing; the servicer of the Loan has not assessed the Mortgagor any delinquent payment fees that are not specifically permitted in the Mortgage or Mortgage Note, including but not limited to demand letter charges, or assessed the Mortgagor interest on any advances made by the servicer.

(h) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or (except for Permitted Encumbrances) subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination (except for Permitted Encumbrances), rescission or release, in any manner that, in each case, materially and adversely affects the value of the related Mortgaged Property except for any partial reconveyances of real property that are included in the related Mortgage File. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases and Rents has been impaired, waived, altered or modified, in each case in any material respect. Any non-material waivers, alterations or modifications with respect to any Loan are evidenced by written instruments, all of which are included in the related Mortgage File.

(i) Condition of Property; Condemnation. The Mortgaged Property for each Loan is in good repair and condition and free of any structural deficiencies or deferred maintenance that would influence the originator’s decision to originate any such Loan. As of the date of its origination, there was no proceeding pending for the total or partial condemnation of any related Mortgaged Property that materially affects the value thereof, there is no pending proceeding for the total or partial condemnation of the related Mortgaged Property that materially affects the value thereof. As of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the value of the Mortgaged Property lay wholly within the boundaries of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

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(j) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or pro forma policy (the “Title Policy”) in the original principal amount of the related Loan after all advances of principal. Each Title Policy insures the Seller and its successors and assigns that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances stated therein (or a marked up title insurance commitment or pro forma policy marked as binding and counter-signed by the title insurer or its authorized agent on which the required premium has been paid exists which evidences that such Title Policy will be issued). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Seller nor any prior holder under the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Such Title Policy contains no exclusions for or affirmatively insures (other than in jurisdictions where affirmative insurance is unavailable), (i) access to public roads, and (ii) against material losses due to encroachments of any part of the building thereon over easements.

(k) No Holdbacks. The proceeds of each Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the related Closing Date have been complied with, or any such funds so escrowed have not been released. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund or any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

(l) Mortgage Provisions. The Mortgage Note or Mortgage for each Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (e) above), including foreclosure, such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. The related Mortgage Loan Documents provide for the appointment of a receiver of rents following an event of default under such loan documents, to the extent available under applicable law.

(m) Trustee under Deed of Trust. If any Mortgage is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) no fees or expenses are payable to such trustee by the Seller, the Buyers or any transferee thereof except in connection with a trustee’s sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Loan.

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(n) Environmental Conditions. Each Loan will be covered an environmental insurance policy issued by Zurich American Insurance Company or a comparable insurance company acceptable to the Buyers in its reasonable discretion. Such insurance policy shall cover losses resulting from an environmental condition on a Mortgaged Property after the default of the related Mortgagor and the insured amount under each such insurance policy, in the aggregate, will be at least equal to 125% of the aggregate principal balance of all Loans purchased by the Buyers pursuant to this Agreement. In the event that the originator has obtained an environmental site assessment meeting ASTM standards and assessing all hazards generally assessed for similar properties (as of the date of such assessment), including type, use and tenants for such similar properties (“Environmental Report”) with respect to any Mortgaged Property in connection with the origination of any Mortgage Loan, the Seller shall provide such Environmental Report to the Buyers, upon the Buyers’ request.

With respect to each Mortgaged Property for which an Environmental Report was prepared, other than as disclosed in such Environmental Report, to the best of Seller’s knowledge, (X) no Hazardous Material is present on such Mortgaged Property, such that (1) the value, use or operations of such Mortgaged Property is materially and adversely affected, or (2) under applicable federal, state or local law and regulations, (i) such Hazardous Material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (ii) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating, remediating or otherwise responding to such Hazardous Material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the Mortgaged Property, and (Y) such Mortgaged Property is in material compliance with all applicable federal, state and local laws and regulations pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such Mortgaged Property and neither Seller nor the related Mortgagor or any current tenant thereon, has received any notice of any violation or potential violation of any such law or regulation. With respect to any condition disclosed in the Environmental Report, which condition constituted a violation of applicable laws or regulations or would materially and adversely affect the value, use or operations of the related Mortgaged Property if not remedied, such condition has either been satisfactorily remedied, consistent with prudent multi-family, commercial or mixed-use mortgage lending practices (as applicable), or the applicable loan documents contain provisions which address such condition to the satisfaction of the Seller, consistent with prudent multi-family, commercial and or mixed-use mortgage lending practices (as applicable), and adequate funding or resources, consistent with prudent multi-family, commercial or mixed-use mortgage lending practices (as applicable), were available to remedy or otherwise respond to such condition.

Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

“Hazardous Materials” means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance, material or waste as may be defined as a hazardous or toxic substance, material or waste by an federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401 et seq.), and any regulations promulgated pursuant thereto.

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(o) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Loan and that was executed by or on behalf of the related Mortgagor is genuine and each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except with respect to provisions relating to default interest, yield maintenance charges and prepayment premiums and as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and free from any right of offset, counterclaim, rescission or other claim or defense, including the defense of usury. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Loan and to execute and deliver the Mortgage Note and the Mortgage and the Mortgage Note and the Mortgage have been duly and property executed by such parties. The obligor under the Mortgage Note is a natural person.

(p) Status of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of he Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

(q) Insurance. Each Mortgaged Property is required (or the holder of the Mortgage can require) pursuant to the related Mortgage to be, and at origination the originator received evidence that such Mortgaged Property was, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, windstorm (except with respect to the Loans set forth in a written notice to the Buyers upon the Buyers’ request), explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Loan consistent with its normal multi-family, commercial or mixed use mortgage lending practices (as applicable), against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of the principal balance of the related Loan and the replacement cost of the improvements on the Mortgaged Property, and with no provisions for a deduction for depreciation in respect of awards for the reconstruction of the improvements, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; and (b) a flood insurance policy (if any portion of buildings or other structures (excluding parking) on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (which “special flood hazard area” does not include areas designated by FEMA as Zones B, C or X)). With respect to each Mortgaged Property, such Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the originator received evidence that such Mortgaged Property was, insured by a multi-family, commercial or mixed use general liability insurance policy (as applicable) in amounts as are generally required by multi-family, commercial or mixed use mortgage lenders (as applicable) for similar properties, and in any event not less than $1 million per occurrence. Under such insurance policies either (A) the originator and its successors and assigns is named as mortgagee under a standard mortgagee clause or (B) the originator and its successors and assigns is named as an additional insured, and is entitled to receive prior notice as the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain or cause to be maintained all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain or to cause to be maintained such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Each Loan provides that casualty insurance proceeds will be applied either to the restoration or repair of the related Mortgaged Property or to the reduction of the principal amount of the Mortgage Loan. Each Mortgage provides that any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent multi-family, commercial or mixed-use mortgage lender(as applicable)), or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property.

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(r) Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and no Mortgaged Property or any portion thereof is subject to a plan in any such proceeding.

(s) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor’s fee simple estate in real estate (the “Fee Interest”) or the related Loan is secured in whole or in part by the interest of the related Mortgagor as a lessee under a ground lease of the Mortgaged Property (a “Ground Lease”), and if secured in whole or in part by a Ground Lease, either (1) the ground lessor’s fee interest is subordinated to the lien of the Mortgage and the Mortgage will not be subject to any lien or encumbrances on the ground lessor’s fee interest, other than Permitted Encumbrances, and the holder of the Mortgage is permitted to foreclose the ground lessor’s fee interest within a commercially reasonable time period or (2) the following apply to such Ground Lease:

1. Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the originator and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; does not restrict the use of the related Mortgaged Property by the lessee or its permitted successors and assigns in a manner that would materially and adversely affect the security provided by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

2. The lessee’s interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the ground lessor’s related fee interest and Permitted Encumbrances;

3. The Mortgagor’s interest in such Ground Lease is assignable to the Buyers and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the related Closing Date) and, in the event that it is so assigned, is further assignable by the Buyers and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except in the case where such consent cannot be unreasonably withheld);

4. Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the best of Seller’s knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

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5. Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any material default by the lessee to the mortgagee (concurrent with notice given to the lessee), provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee. The Seller has provided the lessor under the Ground Lease with notice of the Seller’s lien on the Mortgaged Property in accordance with the provisions of such Ground Lease;

6. A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease by reason of such default;

7. Such Ground Lease has an original term, along with any extensions set forth in such Ground Lease, not less than 10 years beyond the full amortization term of the Mortgage Loan;

8. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds, other than for a total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent multi-family, commercial or mixed-use mortgage lender (as applicable)), or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon, and any insurance proceeds in respect of a total or substantially total loss or taking may be applied either to payment of outstanding principal and interest on the Loan (except as otherwise provided by law) or to rebuilding of the Mortgaged Property;

9. Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

10. Such Ground Lease or an estoppel or other agreement requires the lessor to enter into a new lease with the Seller or its successors or assigns under terms which do not materially vary from the economic terms of the Ground Lease, in the event of a termination of the Ground Lease by reason of a default by the Mortgagor under the Ground Lease, including rejection of the Ground Lease in a bankruptcy proceeding; and

11. Such Ground Lease may not be materially amended, modified or, except in the case of a default, cancelled or terminated without the prior written consent of the holder of the Mortgage Loan, and any such action without such consent is not binding on such holder, including any increase in the amount of rent payable by the lessee thereunder during the term of the Mortgage Loan.

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(t) Escrow Deposits. All escrow deposits and payments relating to each Loan that are required to be deposited or paid have been so deposited or paid, and those escrow deposits and payments are under control of the Seller or its agents.

(u) No Fraud. There has been no error, omission, fraud, dishonesty, misrepresentation, negligence or similar occurrence on the part of any person, including without limitation the mortgagor, the related Originator, any appraiser, any builder or developer, or any other party in connection with the solicitation of the Loan, the origination of the Loan, the application of any insurance in relation to such Loan or in connection with the sale of such Loan to Buyers.

(v) Advancement of Funds. Neither the Seller nor the related Originator has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or any tenant required to make its lease payments directly to the holder of the related Loan), directly or indirectly, for the payment of any amount required by such Loan.

(w) Assignment of Mortgage. The Assignment of Mortgage is in recordable form, except for the insertion of the name of the assignee, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The endorsement of the Mortgage Note is valid, legal and enforceable under the laws of the jurisdiction in which the Mortgaged Property is located.

(x) No Mechanics’ Liens. Each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein, or, if any such liens existing are not insured against by the Title Policy referred to herein, such liens will not have a material adverse effect on the value of the related Mortgaged Property.

(y) Cross-collateralization. No Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Loans.

(z) Compliance with Laws. To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Loan. Any and all requirements of any federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, consumer credit protection, abusive lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Loan have been complied with in all material respects; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects and the consummation of the transaction contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain in its possession, available for inspection of Buyers or their designee, and shall deliver to Buyers or their designee, upon two (2) Business Days’ request, evidence of compliance with such requirements.

(aa) Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Loan, or upon satisfaction of the defeasance provisions of such Loan, other than the Loans that require the mortgagee to grant a release of a portion of the related Mortgaged Property upon (a) the satisfaction of certain legal and underwriting requirements where the portion of the related Mortgaged Property permitted to be released was not considered by the originator to be material in underwriting the Loan or, in the case of a substitution, where the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon the satisfaction of specified conditions, and/or (b) the payment of a release price and prepayment consideration in connection therewith, consistent with the related Originator’s normal multi-family, commercial or mixed-use mortgage lending practices (as applicable) (and in both (a) and (b), any release of the Mortgaged Property has been reflected in the Loan Schedule). Except as described in the prior sentence (other than with respect to defeasance and substitution), no Loan permits the full or partial release or substitution of collateral unless (1) the Mortgagor is entitled to substitute a replacement parcel at its unilateral option upon satisfaction of specified conditions, and (2) the mortgagee or servicer can require the Mortgagor to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a “significant modification” of such Loan within the meaning of Treas. Reg. §1.1001-3 and (b) would not cause such Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code. The loan documents with respect to each Loan that permits the full or partial release or substitution of collateral require the related Mortgagor to bear the cost of such opinion.

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(bb) No Equity Participation or Contingent Interest. No Loan is a negative amortization mortgage loan, contains any equity participation or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither the Seller nor any Affiliate thereof has any obligation to make any capital contribution to the Mortgagor under the Loan or otherwise.

(cc) No Material Default. There exists no material default, breach, violation or event giving the lender the right to accelerate the Loan (and, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Loan and the related Mortgaged Property. Neither the related Originator nor the Seller has waived any material default, breach, violation or event of acceleration under any of such documents and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other Mortgage Loan Documents, no person or party other than the mortgagee may declare an event of default or accelerate the related indebtedness under such Loan, Mortgage Note or Mortgage.

(dd) Local Law Compliance. The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal or internal or external market study performed at origination. The Mortgage Property is lawfully occupied under applicable law; all inspections, licenses and certificates required in connection with the origination of any Loan with respect to the occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(ee) Junior Liens. Except as otherwise approved by the prior written consent of the Lender, none of the Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage.

(ff) Actions Concerning Loans. There are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Loan, Mortgagor or related Mortgaged Property that could reasonably be expected to adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that could reasonably be expected to materially and adversely affect the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended.

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(gg) Licenses and Permits. The related Mortgagor is in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it is operated.

(hh) Collateral in Trust. The Mortgage Note for each Loan is not secured by a pledge of any collateral that has not been assigned to the Buyers.

(ii) Due on Sale/Due on Encumbrance. Each Loan contains a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor’s satisfaction of certain conditions precedent.

(jj) Recourse. Subject to the requirements and restrictions of governing law, each Loan provides for full recourse to the Mortgagor or the guarantor. Either the Mortgagor or a guarantor with respect to each Loan is a natural person.

(kk) Servicemembers’ Civil Relief Act. The Mortgagor has not notified Seller and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act or similar state laws.

(ll) Underwriting Policies. Each Loan was either originated, purchased, acquired or arranged by the originator thereof, and each such origination, purchase, acquisition or arrangement of such Loan substantially complied in all material respects with the Underwriting Guidelines and Acquisition Guidelines in effect as of such Mortgage Loan’s origination date.

(mm) REMIC Eligibility. Each Loan is a “qualified mortgage” as such term is defined in Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)(2), which treats certain defective Loans as qualified mortgages). Each Mortgaged Property will qualify as foreclosure property within the meaning of Section 856(e) of the Code if obtained by foreclosure or deed in lieu of foreclosure.

(nn) Property Appraisal. Each Loan will contain an appraisal, which appraisal is signed by an appraiser, who had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraisal of the Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. Such appraisal conforms to Uniform Standards of Professional Appraisal Practice guidelines. For each Loan with an original principal balance greater than $1,000,000, the Seller has provided a full self-contained report written in summary format including three valuation approaches and for each Loan with an original principal balance less than $1,000,000, the Seller has provided either a full self-contained report written in summary format including three valuation approaches or a report in summary form prepared in the standard Freddie Mac format (FHLMC Form 71(B)) or form UCIAR-EP 7/90.

(oo) Yield Maintenance Premium. Subject to the requirements and restrictions of governing law, each yield maintenance premium is consistent with that charged by the related Originator in its customary lending practices with respect to Loans of the size and character of the Loans.

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(pp) No Construction or Rehabilitation Loans. No Loan was made in connection with (A) the construction or rehabilitation of a Mortgaged Property or (B) facilitating the trade in or exchange of a Mortgage Property.

(qq) Residential Leases. If the Mortgaged Property is shown as Multifamily Property on the Loan Schedule, at least 80% of the related Mortgage Property (calculated on the basis of net rentable space) is used for residential purposes and at least 80% of the gross income from the related Mortgaged Property is derived from residential leases.

(rr) Loan Provisions. No Loan contains a provision that by its terms would automatically or at the unilateral option of the Mortgagor cause such Loan not be a “qualified mortgage” as such term is defined in Section 860G(a)(3) of the Code.

(ss) Defeasance and Assumption Costs. If the related Mortgage Loan Documents provide for defeasance, such documents provide that the related Mortgagor is responsible for the payment of all reasonable costs and expenses of Buyers incurred in connection with the defeasance of such Loan and the release of the related Mortgaged Property. The related Mortgage Loan Documents require the related Mortgagor to pay all reasonable costs and expenses of Buyers associated with the approval of an assumption of such Loan.

(tt) Defeasance. No Loan provides that it can be defeased prior to the date that is two years after the related origination date.

(uu) Confidentiality. There are no provisions in any Mortgage Note, Mortgage or related loan documents with respect to any Loan, nor any other agreements or enforceable understandings with any Mortgagor, Mortgagor principal or guarantor, which restrict the dissemination of information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property by the owner or holder of the Loan or requires such owner or holder to treat any information regarding any Mortgagor, Mortgagor principal, guarantor or Mortgaged Property as confidential; provided, however that state ad federal laws may specifically limit the use and/or dissemination of such information.

(vv) No Predatory Practices. No predatory or deceptive lending practices, including but not limited to, the extension of credit to the Mortgagor without regard for the Mortgagor’s ability to repay the Loan and the extension of credit to the Mortgagor which has no apparent benefit to the Mortgagor, were employed by the originator of the Loan in connection with the origination of the Loan.

(ww) No Residential Mortgage Loans. All of the Loans secured by residential properties that have fewer than five units have commercial use.

(xx) Compliance with Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

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(yy) Eligibility Criteria. The Loan is an Eligible Loan and complies with any other eligibility requirements set forth in the Pricing Side Letter.

(zz) Separate Tax Lots. Each Mortgaged Property contains one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued) or is subject to an endorsement under the related Title Policy.

(aaa) Insured Closing Letters. With respect to each Eligible Loan that is a Wet-Ink Mortgage Loan, Seller has received an insured closing letter from the related Settlement Agent if such Settlement Agent is not a title insurance company.

(bbb) MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loans, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

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EXHIBIT C

ACQUISITION GUIDELINES

[Please See Attached CD]

C-1

EXHIBIT D

UNDERWRITING GUIDELINES

[Please see Exhibit C]

D-1

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

Effective as of [DATE], [NAME OF SECURED PARTY] hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by [DB Structured Products, Inc.] [Aspen Funding Corp.][Newport Funding Corp.] from the Seller named below pursuant to that certain Master Repurchase Agreement, dated as of December 13, 2005 as of the date and time of receipt by [NAME OF SECURED PARTY] of $____________ for such Mortgage Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Secured Party:

[NAME OF SECURED PARTY]
[                  ]
For Credit Account No. [                  ]
Attention: [                  ]
Phone: [                  ]
Further Credit - [                  ]

By:_________________________________ Name: Title:

II. CERTIFICATION OF RELEASE

The Seller named below hereby certifies to [DB Structured Products, Inc.] [Aspen Funding Corp.][Newport Funding Corp.] that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to [DB Structured Products, Inc.] [Aspen Funding Corp.][Newport Funding Corp.], the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

NYMC LOAN CORPORATION, as Seller By:_________________________________ Name:_______________________________ Title:________________________________

E-1

EXHIBIT TO SECURITY RELEASE CERTIFICATION

[List of Mortgage Loans]

E-2

EXHIBIT F

LITIGATION

Wanek v. The New York Mortgage Company, LLC, No.: 05-C-4774 (United States District Court for the Northern District of Illinois). Plaintiff has filed this purported class action against NYMC alleging violations of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. (“FCRA”). Plaintiff asserts that an NYMC mailing sent to him offering an FHA streamline refinance loan violated FCRA in two respects. First, plaintiff contends that the mailing failed to constitute a “firm offer of credit” under section 1681b of FCRA because it did not contain specific terms. Second, plaintiff asserts that the mailing did not contain the “clear and conspicuous” disclosures mandated by section 1681m of FCRA regarding a consumer’s ability to prohibit the use of credit information in a transaction not initiated by the consumer.

NYMC has moved to dismiss plaintiff’s Complaint on the ground that there is no longer a private right of action under section 1681m of FCRA that requires “clear and conspicuous” disclosures. As to the section 1681b claim that NYMC’s offer was not a “firm offer of credit,” given the specialized type of loan product involved, New York Mortgage asserts that the offer letter was sufficiently detailed for purposes of FCRA. NYMC has retained the Washington, DC law firm of Weiner Brodsky Sidman Kider PC, experts in the areas of regulatory compliance and consumer class action defense, to handle this litigation. The motion to dismiss has been fully briefed and is currently pending before the Court. Because this case is still in its early stages, we are unable to predict the outcome of the lawsuit or estimate the potential financial exposure to NYMC, if any.

It is not possible for the Guarantor to determine with certainty whether the legal proceedings listed below are or will be material to NYMC, the Seller, the Guarantor or its Subsidiaries. By disclosing these legal proceedings on this Schedule, the Guarantor does not intend to imply, and is not admitting, that the legal proceedings are in fact material legal proceedings within the meaning of Item 103 of Regulation S-K under the federal securities laws or SEC Staff Accounting Release 99.

F-1

EXHIBIT G

THIRD PARTY GUIDELINES

INVESTOR GUIDELINE LINKS

PRIME

Agency (FNMA/FHLMC)
http://www.allregs.com/

Chase Correspondent (03):
http://www.chaseb2b.com/content/portal/body/Correspondent/OnLineGuidesFrame.html

Ohio Savings (04)
https://www2.gemstoneohio.com/MtgMktg/products/matrix/group/ohio_matrix.pdf

Thornburg (05)
http://www.thornburgmortgage.com/PDFs/SELLERS%20GUIDE%20October%202005.pdf

Citimortgage (10)
https://correspondent.citimortgage.com/Correspondent/GetManual.do

Aurora (11)
https://www.alservices.com/Conduit/UI/SSL/SellersGuide/TOC.aspx

Wells Fargo (12)
https://ilnet.wellsfargo.com/ildocs/guidelines/lendersalliance/index.jsp

Astoria Federal (15)
https://www.astoriamortgage.com/policies_procedures/index.jsp

Countrywide (33)
https://cld.countrywide.com/cld/

Indymac (43)
https://new-e-mits.indymacb2b.com/eMITS/Frames.asp

CSFB (49)
https://www.csfbconnect.com/UWGuidelines.asp

Bayview Financial (51) - mixed use/mult-family
http://www.silverhillfinancial.com/client_learning.jsp

FHA
http://www.hud.gov

Connecticut Bond - CHFA
http://www.chfa.org

Delaware Bond - DSHA
http://www2.state.de.us/dsha/research_frame.htm

New Hampshire Bond - NHHFA
http://www.nhhfa.org/

Pennsylvania Bond - PHFA
http://www.phfa.org/

Rhode Island Bond
http://www.rihousing.com/

SUB-PRIME

Countrywide Sub-prime (S-1)
https://cld.countrywide.com/cld/

New Century (S-4)
https://www.newcentury.com/sellersGuide/index.jsp

WMC (S-5)
https://www.wmcdirect.com/default.asp

Deutsche Bank (S-6)
https://clg.db.com/pages/corrlend/home.html

Impac Sub-prime (S-9)
http://www.impacfundingcorp.com/SellerGuide2003/sellersguide.asp

Novastar (S-11)
http://www.novastaris.com/manuals/netbranch_manuals.asp

Option One (S-12)
http://oomc.com/acquisitions/acquisitions_uwpolicies.asp

Decision One (S-13)
https://www.d1online.com/content/d1_corr_guidelines.pdf

ALT-A BULK INVESTORS
Impac (9)
Citigroup (10A)
Nomura (16)
Indymac (43)
Bear Stearns (44)
Wintergroup (45)
UBS Warburg (46)
Greenwich Capital (47)
CSFB (49)
Countrywide Securities (52)
US Bank (54)
Greenpoint Correspondent (55)
Lehman Brothers Sec (56)
RFC (58)
WAMU Securities (59)
Merrill Lynch (60)
Goldman Sachs (62)
Morgan Stanley (63)
WMC (S-5)
Deutsche Bank (S-6)
Option One (S-12)
Wells Fargo Sub-prime (12SP)
BB&T
FNMA
JP Morgan
Opteum Funding
Smith Barney
Wachovia
Bank of America
Sovereign Securities
CDC
C-Bass